Exhibit 10.1

EXECUTION VERSION

Deal CUSIP 01883BAC9
Term Loan CUSIP 01883BAD7

AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF MARCH 1, 2024
AMONG
ALLIANT ENERGY FINANCE, LLC,
AS THE BORROWER,
ALLIANT ENERGY CORPORATION,
AS THE GUARANTOR,
THE LENDERS,
AND
U.S. BANK NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT

U.S. BANK NATIONAL ASSOCIATION COBANK, ACB MIZUHO BANK, LTD. AND THE TORONTO-DOMINION BANK, NEW YORK BRANCH, AS JOINT LEAD ARRANGERS AND JOINT BOOK RUNNERS

TABLE OF CONTENTS

i

SCHEDULES
SCHEDULE 1	Commitments
SCHEDULE 1.1	Mortgage Bond Indentures
SCHEDULE 7.1	Liens

EXHIBITS
EXHIBIT A	Form of Assignment and Assumption
EXHIBIT B	Form of Compliance Certificate
EXHIBIT C	Form of Notice of Obligations
EXHIBIT D-1	Form of Borrowing Notice
EXHIBIT D-2	Form of Conversion/Continuation Notice
EXHIBIT D-3	Form of Prepayment Notice
EXHIBIT E	Form of Note
EXHIBITS F-1 to F-4	Forms of U.S. Tax Compliance Certificate

AMENDED AND RESTATED CREDIT AGREEMENT
This Amended and Restated Credit Agreement, dated as of March 1, 2024, is among Alliant Energy Finance, LLC, a Wisconsin limited liability company (the “Borrower”), Alliant Energy Corporation, a Wisconsin corporation (the “Guarantor”), the Lenders and U.S. Bank National Association, a national banking association, as Administrative Agent. The parties hereto agree as follows:
ARTICLE I
DEFINITIONS
1.1.Definitions. As used in this Agreement:
“Adjusted Term SOFR Screen Rate” shall mean, with respect to any Term SOFR Borrowing for any Interest Period, an interest rate per annum equal to the greater of (a) zero and (b) the sum of (i) the Term SOFR Screen Rate for such Interest Period, plus (ii) the SOFR Adjustment.
“Administrative Agent” means U.S. Bank in its capacity as contractual representative of the Lenders pursuant to Article IX, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article IX.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person, including, without limitation, such Person’s Subsidiaries. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of Equity Interests of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Equity Interests, by contract or otherwise.
“Aggregate Commitment” means the aggregate of the unexpired Commitments of all the Lenders, as reduced or increased from time to time pursuant to the terms hereof. As of the Closing Date, the Aggregate Commitment is $300,000,000.
“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.
“Agreement” means this Amended and Restated Credit Agreement, as amended, restated, supplemented, or otherwise modified from time to time.
“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the highest of (a) zero, (b) the Prime Rate for such day, (c) the sum of the Federal Funds Effective Rate for such day plus 0.50% per annum and (d) the Adjusted Term SOFR Screen Rate (without giving effect to the Applicable Margin) for a one-month Interest Period on such day (or if such day is not a Business Day or if the Term SOFR Screen Rate for such Business Day is not published due to a holiday or other circumstance that the Administrative Agent deems in its sole discretion to be temporary, the immediately preceding Business Day) for Dollars plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, or the Adjusted Term SOFR Screen Rate shall be effective from the effective date of such change. If the Alternate Base Rate is being used when Term SOFR Borrowings are unavailable pursuant to Section 2.11 or 3.3, then the Alternate Base Rate shall be the highest of clauses (a), (b) and (c) above, without reference to clause (d) above.

“Anti-Corruption Law” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.
“Applicable Margin” means, as of any date, (i) with respect to all Base Rate Borrowings, 0.00% rate per annum, and (ii) with respect to all Term SOFR Borrowings, 1.00% per annum.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means U.S. Bank and The Toronto-Dominion Bank, New York Branch and their respective successors, in their capacities as Joint Lead Arrangers, and U.S. Bank and its successors, in its capacity as Sole Book Runner.
“Article” means an article of this Agreement unless another document is specifically referenced.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.4(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means the occurrence of any actual or deemed entry of an order for relief with respect to any Loan Party under the Federal Bankruptcy Code.
“Base Rate” means, for any day, a rate per annum equal to (a) the Alternate Base Rate for such day plus (b) the Applicable Margin for such day, in each case changing when and as the Alternate Base Rate or the Applicable Margin changes.
“Base Rate Borrowing” means a Borrowing that, except as otherwise provided in Section 2.11, bears interest at the Base Rate.
“Base Rate Loan” means a Loan that, except as otherwise provided in Section 2.11, bears interest at the Base Rate.
“Benchmark” means, initially, in the case of Term SOFR Borrowings, the Term SOFR Screen Rate; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.3(b), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to Section 3.3(b).
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)    Daily Simple SOFR; or
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement pursuant to clause (2) thereof for any applicable Interest Period and Available Tenor for any setting of such Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Borrowing” and “Term SOFR Borrowing,” the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; and
(3)in the case of an Early Opt-in Election, the Business Day specified by the Administrative Agent in the notice of the Early Opt-in Election provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (Central time) on the fifth Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by any of the entities referenced in clause (2) above announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark in accordance with Section 3.3(b), and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark in accordance with Section 3.3(b).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party.
“Board” means the Board of Governors of the Federal Reserve System.
“Borrower” is defined in the opening paragraph hereof.
“Borrower Materials” is defined in Section 10.13(b).
“Borrowing” means a borrowing hereunder (a) made by some or all of the Lenders on the same Borrowing Date or (b) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Term SOFR Loans, for the same Interest Period.
“Borrowing Date” means a date on which a Borrowing is made.
“Borrowing Notice” is defined in Section 2.8.
“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in New York City, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system; provided that, when used in connection with SOFR or the Term SOFR Screen Rate, the term “Business Day” excludes any day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Cash and Cash Equivalents” means, with respect to any Person, the aggregate amount of the following, to the extent owned by such Person free and clear of all Liens, encumbrances and rights of others and not subject to any judicial, regulatory or other legal constraint: (i) cash on hand; (ii) Dollar demand deposits maintained in the United States with any commercial bank and Dollar time deposits maintained in the United States with, or certificates of deposit having a maturity of one year or less issued by, any commercial bank which has an office in the United States and which has a combined capital and surplus of at least $100,000,000; (iii) eurodollar time deposits maintained in the United States with, or eurodollar certificates of deposit having a maturity of one year or less issued by, any commercial bank having outstanding unsecured indebtedness that is rated (on the date of acquisition thereof) A- or better by S&P or Fitch or A3 or better by Moody’s (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if none of such corporations is then in the business of rating unsecured bank indebtedness); (iv) direct obligations of, or unconditionally guaranteed by, the United States and having a maturity of one year or less; (v) commercial paper rated (on the date of acquisition thereof) A-1 or better by S&P or Fitch or P-1 or better by Moody’s (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if none of such corporations is then in the business of rating commercial paper), and having a maturity of one year or less; (vi) obligations with any Lender or any other commercial bank in respect of the repurchase of obligations of the type described in clause (iv) above, provided that such repurchase obligations shall be fully secured by obligations of the type described in said clause (iv) and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, such Lender or such other commercial bank; and (vii) preferred stock of any Person that is rated A- or better by S&P or Fitch or A3 or better by Moody’s (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if none of such corporations is then in the business of rating preferred stock of entities engaged in such businesses).
“Cash Management Services” means any banking services that are provided to the Borrower or any Subsidiary by the Administrative Agent or any other Lender or any Affiliate of any of the foregoing (at the time such banking service is entered into), including without limitation: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) stored value cards, (f) freight payable transactions, (g) automated clearing house or wire transfer services, or (h) treasury management, including controlled disbursement, consolidated account, lockbox, overdraft, return items, sweep and interstate depository network services.
“Change in Law” means the occurrence, after the date of this Agreement (or, with respect to any Lender, the date on which such Lender becomes a Lender, if later), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives thereunder or issued in connection therewith or in the administration thereof, and (y) all requests, rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Closing Date” means the first date on which the conditions in Section 4.1 are satisfied.
“Code” means the Internal Revenue Code of 1986.

“Commitment” means, for each Lender, its Term Loan Commitment, in an amount not exceeding the amount set forth in Schedule 1, as it may be modified (a) pursuant to Section 2.7, (b) as a result of any assignment that has become effective pursuant to Section 10.4(b) or (c) otherwise from time to time pursuant to the terms hereof.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.).
“Compliance Certificate” means a compliance certificate in substantially the form of Exhibit B.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Capital” means, with respect to any Person, without duplication, at any date of determination, the sum of (i) Consolidated Debt of such Person, (ii) consolidated equity of the common stockholders of such Person and its Consolidated Subsidiaries, (iii) consolidated equity of the preference stockholders of such Person and its Consolidated Subsidiaries, (iv) the aggregate outstanding amount of Hybrid Securities, and (v) consolidated equity of the preferred stockholders of such Person and its Consolidated Subsidiaries, in each case determined at such date in accordance with GAAP, excluding, however, from such calculation, amounts identified as “Accumulated Other Comprehensive Income (Loss)” in the consolidated financial statements of the Guarantor set forth in the Guarantor’s Report on Form 10-K or 10-Q, as the case may be, filed most recently with the Securities and Exchange Commission prior to the date of such determination.
“Consolidated Debt” means, with respect to any Person, without duplication, at any date of determination, the aggregate Debt of such Person and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP, but shall not include (i) Nonrecourse Debt of any Subsidiary of the Guarantor or (ii) the aggregate outstanding Debt evidenced by Hybrid Securities to the extent that the total book value of such securities does not exceed 15% of Consolidated Capital as of the date of determination or (iii) Operating Lease Obligations.
“Consolidated Subsidiary” means, with respect to any Person, any Subsidiary of such Person whose accounts are or are required to be consolidated with the accounts of such Person in accordance with GAAP.
“Continuing Directors” means the members of the Board of Directors of the Guarantor on the date hereof and each other director of the Guarantor, if such other director’s election or nomination to the Board of Directors of the Guarantor is approved by a majority of the then Continuing Directors.
“Conversion/Continuation Notice” is defined in Section 2.9.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:
(a)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” is defined in Section 10.27.
“Credit Extension” means a Borrowing.
“Daily Simple SOFR” means for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Debt” means, for any Person, any and all indebtedness, liabilities and other monetary obligations of such Person (without duplication), (i) for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, (ii) to pay the deferred purchase price of property or services (except trade accounts payable arising and repaid in the ordinary course of business), (iii) Financing Lease Obligations, (iv) under reimbursement or similar agreements with respect to letters of credit (other than trade letters of credit) issued to support indebtedness or obligations of such Person or of others of the kinds referred to in clauses (i) through (iii) above and clause (v) below, (v) reasonably quantifiable obligations under direct guaranties or indemnities, or under support agreements, in respect of, and reasonably quantifiable obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, or to assure an obligee against failure to make payment in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, and (vi) incurred in connection with any synthetic lease, tax retention operating lease or similar off-balance sheet financing product treated as an operating lease for financial accounting purposes and a capital lease for federal income tax purposes, in each case under this clause (vi) that is entered into after the Closing Date, including any extension, renewal, amendment or refinancing thereof.
“Default” means an event that with the lapse of time or the giving of notice, or both, would be an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. § 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.23(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days after the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days after the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.23(b)) upon delivery of written notice of such determination to the Borrower and each Lender.
“Deposits” is defined in Section 10.5.
“Determination Date” has the meaning provided in the definition of Term SOFR Screen Rate.
“Direct Subsidiary” means, with respect to any Person, any Subsidiary directly owned by such Person.
“Dollar” and “$” mean the lawful currency of the United States of America.
“Dollar Amount” means, on any date of determination, with respect to any amount in Dollars, such amount.

“Domestic Subsidiary” means any Subsidiary of the Borrower that is not a Foreign Subsidiary.
“E-SIGN” means the Federal Electronic Signatures in Global and National Commerce Act, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.
“Early Opt-in Election” means, if the then-current Benchmark is Term SOFR, the joint election by the Administrative Agent and the Borrower to trigger a fallback from Term SOFR to the Benchmark Replacement, and a notification by the Administrative Agent to each of the other parties hereto of such election and the proposed Benchmark Replacement.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.4(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.4(b)(iii)).
“Equity Interests” means, (i) with respect to a corporation, shares of common stock of such corporation or any other interest convertible or exchangeable into any such interest, (ii) with respect to a limited liability company, a membership interest in such company, (iii) with respect to a partnership, a partnership interest in such partnership, and (iv) with respect to any other Person, an interest in such Person analogous to interests described in clauses (i) through (iii).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is under “common control” with, or a member of the same “controlled group” as, such Person, within the meaning of Section 414 of the Code or Section 4001 of ERISA.
“ERISA Event” means: (i) with respect to a Plan, the occurrence of a “reportable event,” within the meaning of Section 4043 of ERISA for which the thirty day notice requirement has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment payment under, Section 412 of the Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(c) of the Code); (ii) the provision by the administrator of any Plan of notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA; (iii) the cessation of operations at a facility in the circumstances described in Section 4062(e) of ERISA; (iv) the withdrawal by the Guarantor or an ERISA Affiliate of the Guarantor from a Multiple Employer Plan or a Multiemployer Plan during a plan year for which it was a “substantial employer,” as defined in Section 4001(a)(2) of ERISA; (v) the failure by the Guarantor or an ERISA Affiliate of the Guarantor to make a payment to a Plan, which failure results in the imposition of a Lien; (vi) the incurrence of an obligation to provide a notice under Section 101(j) of ERISA; (vii) the adoption of an amendment to a Plan which may not take effect due to the application of Section 436(c)(1) of the Code or Section 206(g)(2)(A) of ERISA, or the payment of a contribution in order to satisfy the requirements of Section 436(c)(2) of the Code or Section 206(g)(2)(B) of ERISA; or (viii) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

“Erroneous Payment” is defined in Section 9.13(a).
“EU” means the European Union.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” is defined in Article VIII.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation with respect to a Lender-Provided Swap if, and only to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), including by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.21(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.5, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.5(g) and (d) any withholding Taxes imposed under FATCA.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.
“Existing Credit Agreement” means that certain Credit Agreement dated as of March 3, 2022 among the Borrower, the Guarantor, the Lenders party thereto and the Administrative Agent, as amended pursuant to that certain First Amendment to Credit Agreement dated as of February 23, 2023.
“Facility Termination Date” means March 3, 2025 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“Federal Funds Effective Rate” means, for any day, the greater of (a) zero and (b) the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Central time) on such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Financing Lease Obligations” means obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as a finance lease on a balance sheet prepared in accordance with GAAP, and for purposes hereof the amount of such obligations shall be the financing lease liability amount determined in accordance with such principles.
“Fitch” means Fitch Ratings Inc.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Screen Rate.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Subsidiary” means any Subsidiary of the Borrower that is organized under the law of any jurisdiction other than any state of the United States of America.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4, subject to Section 1.4.
“Governmental Approval” means any authorization, consent, approval, license, franchise, lease, ruling, tariff, rate, permit, certificate, exemption of, or filing or registration with, any Governmental Authority or other legal or regulatory body.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing)
“Guaranteed Obligations” has the meaning assigned to that term in Section 11.1.
“Guarantor” is defined in the opening paragraph hereof.
“Hazardous Substance” means any waste, substance, or material identified as hazardous, dangerous or toxic by any office, agency, department, commission, board, bureau, or instrumentality of the United States or of the State or locality in which the same is located having or exercising jurisdiction over such waste, substance or material.
“Hostile Acquisition” means any acquisition involving a tender offer or proxy contest that has not been recommended or approved by the board of directors (or similar governing body) of the Person that is the subject of such acquisition prior to the first public announcement or disclosure relating to such acquisition.
“Hybrid Securities” means any hybrid securities consisting of trust preferred securities or deferrable interest subordinated debt securities issued by the Guarantor or any Subsidiary or a financing vehicle of the Guarantor that (i) has an original maturity of at least 20 years, (ii) requires no repayments or prepayments and no mandatory redemptions or repurchases, in each case, prior to at least ninety-one days after the occurrence of the Facility Termination Date and (iii) are classified as possessing a minimum of “intermediate equity content” by S&P, Basket C equity credit by Moody’s, and, if available, 50% equity credit by Fitch; provided that, to the extent any such category of a rating agency is no longer in existence, the applicable references in this definition shall be deemed to be a reference to the nearest equivalent category of such rating agency.

“Incremental Effective Date” is defined in Section 2.27(c).
“Incremental Lender” is defined in Section 2.27(b).
“Incremental Term Loan” is defined in Section 2.27(a).
“Incremental Term Loan Amendment” is defined in Section 2.27(f)(i).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” means each of the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing.
“Information” is defined in Section 10.13(a).
“Insolvency Event” has the meaning assigned to that term in Section 11.5(b).
“Intercompany Indebtedness” has the meaning assigned to that term in Section 11.5(b).
“Interest Differential” is defined in Section 3.4.
“Interest Period” means, with respect to a Term SOFR Borrowing, a period of one, three or six months (in each case, subject to the availability thereof) commencing on a Business Day selected by the Borrower pursuant to this Agreement and ending on the day that corresponds numerically to such date one, three or six months thereafter; provided that
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such succeeding Business Day falls in a new calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
(b)    any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
(c)    no Interest Period shall extend beyond the Facility Termination Date; and

(d)    no tenor that has been removed from this definition pursuant to Section 3.3(b)(iv) may be available for selection by the Borrower.
“IPL” means Interstate Power and Light Company, an Iowa corporation.
“Law” means, collectively, all international, foreign, federal, state, provincial, and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lender Party” is defined in Section 9.13(a).
“Lender-Provided Swap” means a Swap provided to the Borrower or any Subsidiary by a Person that, either at the time such Swap is entered into or, as to any Swap entered into before the Closing Date, on the Closing Date, is a Lender or an Affiliate thereof.
“Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.
“Lien” has the meaning assigned to that term in Section 7.1.
“Loan” means a Term Loan.
“Loan Documents” means this Agreement, any Notes, and any other document or agreement, now or in the future, executed by any Person for the benefit of the Administrative Agent or any Lender in connection with this Agreement.
“Loan Parties” means each of the Borrower and the Guarantor.
“Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System.
“Master Credit Facility” means the $1,000,000,000 Amended and Restated Five Year Master Credit Agreement dated as of December 17, 2021 among the Guarantor, the Utilities, the banks named therein and Wells Fargo Bank, National Association, as administrative agent, and includes all amendments, restatements and other modifications thereto.
“Material Adverse Change” means (i) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or financial condition of the Guarantor, or the Guarantor and its Subsidiaries taken as a whole; (ii) a material impairment of the ability of the Guarantor to perform its obligations under any Loan Document to which it is a party; or (iii) a material adverse change upon the legality, validity, binding effect or enforceability against the Guarantor of any Loan Document to which it is a party.
“Maximum Rate” is defined in Section 2.22.

“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage Bond Indentures” means the indentures listed on Schedule 1.1 hereto.
“Multiemployer Plan” means a “multiemployer plan”, as defined in Section 4001(a)(3) of ERISA, which is subject to Title IV of ERISA and to which the Guarantor or any ERISA Affiliate of the Guarantor is making or has an obligation to make contributions, or has within any of the preceding five plan years made or had an obligation to make contributions.
“Multiple Employer Plan” means a “single employer plan”, as defined in Section 4001(a)(15) of ERISA, which is subject to Title IV of ERISA and (i) is maintained for employees of the Guarantor or an ERISA Affiliate of the Guarantor and at least one Person other than the Guarantor and its ERISA Affiliates or (ii) was so maintained and in respect of which the Guarantor or an ERISA Affiliate of the Guarantor could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 10.2(b) and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Nonrecourse Debt” means Debt of any Subsidiary of the Guarantor (i) as to which (A) the Guarantor provides no credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (B) the Guarantor is not directly or indirectly liable as a guarantor or otherwise, (C) the Guarantor is not the lender or other type of creditor, or (D) the relevant legal documents do not provide that the lenders or other type of creditors with respect thereto will have any recourse to the stock or assets of the Guarantor and (ii) no default with respect to which would permit, upon notice, lapse of time or both, any holder of any other Debt (other than the Loans, any Note, or any extension, renewal, refinancing or replacement thereof that does not increase the outstanding principal thereof) of the Guarantor to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity. For the avoidance of doubt, if the Guarantor provides credit support that is limited in its drawable amount for any portion of Debt of any Subsidiary of the Guarantor that would be considered Nonrecourse Debt but for the provision of such credit support, such Debt shall be considered Nonrecourse Debt to the extent that it is not so supported.
“Note” is defined in Section 2.13(d).
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all obligations in connection with Cash Management Services, all obligations in connection with Lender-Provided Swaps, all accrued and unpaid fees, and all expenses, reimbursements, indemnities and other obligations of any Loan Party to the Lenders or to any Lender, the Administrative Agent or any indemnified party arising under the Loan Documents (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding); provided that (a) obligations in respect of Cash Management Services and Lender-Provided Swaps shall be “Obligations” only if owed to U.S. Bank or one of its Affiliates or if the Administrative Agent has received notice thereof in the form of Exhibit C from the relevant Lender, together with such supporting documentation as the Administrative Agent requests, and (b) “Obligations” shall exclude all Excluded Swap Obligations.

“Obligor” has the meaning assigned to that term in Section 11.5(b).
“Operating Lease Obligations” means obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as an operating lease on a balance sheet prepared in accordance with GAAP, and for purposes hereof the amount of such obligations shall be the operating lease liability amount determined in accordance with such principles.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21(b)).
“Outstanding Credit Exposure” means, as to any Lender at any time, the outstanding principal Dollar Amount of its Term Loans outstanding at such time.
“Participant” is defined in Section 10.4(d).
“Participant Register” is defined in Section 10.4(d).
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Payment Date” means the last Business Day of each March, June, September and December and the Facility Termination Date.
“Payment Recipient” is defined in Section 9.13(a).
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any Governmental Authority.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.
“Prepayment Notice” is defined in Section 2.7(b).
“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by U.S. Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as such prime rate changes.
“Property” of a Person means all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as amended from time to time.
“Public Lender” is defined in Section 10.13(b).
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).
“QFC Credit Support” is defined in Section 10.27.
“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.
“Reference Time” means the time determined by the Administrative Agent in its reasonable discretion.
“Register” is defined in Section 10.4(c).
“Regulation U” means Regulation U of the Board and any other regulation or official interpretation of the Board relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, members, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Removal Effective Date” is defined in Section 9.6(b).
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders; provided, that if there are two or more Lenders, then “Required Lenders” shall include at least two Lenders (Lenders that are Affiliates or Approved Funds of one another being considered as one Lender for purposes of this proviso). The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Requirement of Law” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Loan Documents.
“Resignation Effective Date” is defined in Section 9.6(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“S&P” means S&P Global Ratings, a division of S&P Global Inc.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Kherson and Zaporizhzhia regions of Ukraine).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, by the United Nations Security Council, the European Union, any European Union member state or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.
“Screen” has the meaning provided in the definition of Term SOFR Screen Rate.
“Section” means a numbered section of this Agreement, unless another document is specifically referenced.
“Senior Financial Officer” means the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer or Assistant Treasurer of the Guarantor or the Borrower, as applicable.

“Significant Subsidiary” means the Borrower and any other Subsidiary of the Guarantor that, on a consolidated basis with any of its Subsidiaries as of any date of determination, accounts for more than 20% of the consolidated assets (valued at book value) of the Guarantor and its Subsidiaries.
“Single Employer Plan” means a “single employer plan”, as defined in Section 4001(a)(15) of ERISA, which is subject to Title IV of ERISA and which (i) is maintained for employees of the Guarantor or an ERISA Affiliate of the Guarantor and no Person other than the Guarantor and its ERISA Affiliates, or (ii) was so maintained and in respect of which the Guarantor or an ERISA Affiliate of the Guarantor could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.
“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website.
“SOFR Adjustment” shall mean 0.10% (10 basis points).
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Subsidiary” of a Person means any corporation, partnership, limited liability company, association, joint venture, or similar business organization more than 50% of the outstanding Equity Interests having ordinary voting power of which at the time is owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries. Unless otherwise expressly provided, “Subsidiary” means a Subsidiary of the Borrower.
“Supported QFC” is defined in Section 10.27.
“Swap” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, fixed-price physical delivery contracts, whether or not exchange traded, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement, including any such obligations or liabilities under any such master agreement.

“Swap Obligation” means, with respect to any Person, any and all obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swaps and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan Commitment” means, for each Lender, the obligation, if any, of such Lender to make Term Loans to the Borrower, as set forth in Schedule 1, as modified (a) as a result of any assignment that has become effective pursuant to Section 10.4(b) or (b) otherwise from time to time pursuant to the terms hereof. As of the Closing Date, the aggregate amount of the Lenders’ Term Loan Commitments is $300,000,000.
“Term Loans” means, with respect to a Lender, such Lender’s loan made pursuant to Section 2.1(b) (or any conversion or continuation thereof).
“Term SOFR” means the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR.
“Term SOFR Administrator” means CME Group Benchmark Administration Ltd. (or a successor administrator of Term SOFR).
“Term SOFR Administrator’s Website” means https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html, or any successor source for Term SOFR identified as such by the Term SOFR Administrator from time to time.
“Term SOFR Borrowing” means a Borrowing that, except as otherwise provided in Section 2.11, bears interest at the applicable Term SOFR Rate.
“Term SOFR Loan” means a Loan that, except as otherwise provided in Section 2.11, bears interest at the applicable Term SOFR Rate other than pursuant to clause (d) of the definition of Alternate Base Rate.
“Term SOFR Rate” means, for the relevant Interest Period, the sum of (a) the Adjusted Term SOFR Screen Rate applicable to such Interest Period, plus (b) the Applicable Margin.
“Term SOFR Screen Rate” means, for the relevant Interest Period, the Term SOFR rate quoted by the Administrative Agent from the Term SOFR Administrator’s Website or the applicable Bloomberg screen (or other commercially available source providing such quotations as may be selected by the Administrative Agent from time to time) (the “Screen”) for such Interest Period, which shall be the Term SOFR rate published two Business Days before the first day of such Interest Period (such Business Day, the “Determination Date”). If as of 5:00 p.m. (New York time) on any Determination Date, the Term SOFR rate has not been published by the Term SOFR Administrator or on the Screen, then the rate used will be that as published by the Term SOFR Administrator or on the Screen for the first preceding Business Day for which such rate was published on such Screen so long as such first preceding Business Day is not more than three (3) Business Days prior to such Determination Date.

“Total Credit Exposure” means, as to any Lender at any time, the outstanding Term Loans of such Lender at such time.
“Type” means, with respect to any Borrowing, its nature as a Base Rate Borrowing or a Term SOFR Borrowing and with respect to a Loan, its nature as a Base Rate Loan or a Term SOFR Loan.
“U.S. Bank” means U.S. Bank National Association, a national banking association, in its individual capacity, and its successors.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” is defined in Section 10.27.
“U.S. Tax Compliance Certificate” is defined in Section 3.5(g)(ii)(B)(3).
“UETA” means the Uniform Electronic Transactions Act as in effect in the State of New York, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Utilities” means, collectively, WPL and IPL.
“WPL” means Wisconsin Power and Light Company, a Wisconsin corporation.
“Withholding Agent” means the Loan Parties and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

The foregoing definitions apply equally to both the singular and plural forms of the defined terms.
1.2.    Loan Type. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Term SOFR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Term SOFR Borrowing”).
1.3.    Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word “from” means “from and including” and the words “to” and “until” mean “to but excluding.”
1.4.    Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP in a manner consistent with that used in preparing the financial statements referred to in Section 5.4. Notwithstanding any other provision herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (a) any election under Accounting Standards Codification Section 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of the Guarantor or any Subsidiary of the Guarantor at “fair value,” as defined therein, or (b) any treatment of Debt in respect of convertible debt instruments under Financial Accounting Standards Codification Subtopic 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower, the Administrative Agent or the Required Lenders so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change (subject to the approval of the Required Lenders), but until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP before such change and the Borrower shall provide to the Administrative Agent and the Lenders reconciliation statements showing the difference in such calculation, together with the delivery of monthly, quarterly and annual financial statements required hereunder. In addition, notwithstanding any other provision herein, the definitions set forth in this Agreement and any financial calculations required by the Loan Documents shall be computed to exclude any change to lease accounting rules as a result of Financial Accounting Standards Board Accounting Standards Codification 842 (Leases) from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance.

1.5.    Other Definitional Terms; Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision. References to Sections, Articles, Exhibits, and Schedules are to this Agreement unless otherwise expressly provided. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “shall” and “will” have the same meaning as the term “must.” Unless the context otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or.” All covenants, terms, definitions or other provisions incorporated by reference to other agreements are incorporated into this Agreement as if fully set forth herein, and such incorporation includes all necessary definitions and related provisions from such other agreements, but includes only amendments thereto agreed to by the Lenders, and survives any termination of such other agreements until the Obligations are irrevocably paid in full (other than inchoate indemnity obligations) and the Commitments are terminated. Any reference to any Law includes all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and, unless otherwise specified, refers to such Law as amended, modified, supplemented, replaced, or succeeded from time to time. References to any document, instrument or agreement (a) include all exhibits, schedules and other attachments thereto, (b) include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time.
1.6.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
1.7.    Term SOFR Notification. The interest rate on Term SOFR Borrowings is determined by reference to the Adjusted Term SOFR Screen Rate, which is derived from Term SOFR. Section 3.3(b) provides a mechanism for (a) determining an alternative rate of interest if Term SOFR is no longer available or in the other circumstances set forth in Section 3.3(b), and (b) modifying this Agreement to give effect to such alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to Term SOFR or other rates in the definition of Term SOFR Rate or with respect to any alternative or successor rate thereto, or replacement rate thereof (including any Benchmark Replacement), including without limitation, whether any such alternative, successor or replacement reference rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.3(b), will have the same value as, or be economically equivalent to, Term SOFR. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Alternate Base Rate, Term SOFR, the Term SOFR Rate, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Term SOFR Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II
THE CREDITS
2.1.    Commitment. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a term loan to the Borrower in Dollars on the Closing Date, in an amount equal to such Lender’s Term Loan Commitment by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent. Amounts repaid in respect of Term Loans may not be reborrowed. Unless previously terminated, the Term Loan Commitments shall terminate at 3:00 p.m. (New York City time) on the Closing Date.
2.2.    Termination. The Borrower shall pay in full on the Facility Termination Date the aggregate principal amount of all Loans, all interest thereon, all fees and expenses due hereunder, and other unpaid Obligations under this Agreement and the other Loan Documents.
2.3.    Ratable Borrowings; Types of Borrowings . Each Term Loan Borrowing shall be made from the several Lenders ratably according to their Term Loan Commitment or, if the Term Loan Commitment has terminated, the outstanding principal amount of their Term Loans. The Borrowings may be Base Rate Borrowings or Term SOFR Borrowings, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.
2.4.    [Reserved].
2.5.    [Reserved].
2.6.    Minimum Amount of Each Borrowing. Each Term SOFR Borrowing shall be in the minimum amount of $5,000,000 and in integral multiples of $1,000,000, and each Base Rate Borrowing shall be in the minimum amount of $5,000,000 and in integral multiples of $1,000,000.
2.7.    Voluntary Prepayments. The Borrower may from time to time prepay, without penalty or premium, all outstanding Base Rate Loans, or, in a minimum aggregate amount of $5,000,000 and in integral multiples of $1,000,000 (or the aggregate amount of the outstanding Loans at such time), any portion of the aggregate outstanding Base Rate Loans, upon same-day notice by 10 a.m. (New York City time) to the Administrative Agent in the form of Exhibit D-3 (a “Prepayment Notice”). The Borrower may from time to time prepay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Term SOFR Loans, or, in a minimum aggregate amount of $5,000,000 and in integral multiples of $1,000,000 (or the aggregate amount of the outstanding Loans at such time), any portion of the aggregate outstanding Term SOFR Loans upon at least two Business Days’ prior written notice to the Administrative Agent by 10 a.m. (New York City time).

2.8.    Borrowing Notices. The Borrower shall select the Type of Borrowing and, in the case of each Term SOFR Borrowing, the Interest Period applicable thereto from time to time. The Borrower shall give the Administrative Agent irrevocable notice in the form of Exhibit D-1 (a “Borrowing Notice”) not later than 10:00 a.m. (New York City time) two Business Days before the Closing Date for any Term SOFR Borrowing, specifying:
(a)    the Borrowing Date, which shall be a Business Day, of such Borrowing;
(b)    the aggregate amount of the Term Loans;
(c)    the Type of Borrowing selected; and
(d)    in the case of each Term SOFR Borrowing, the Interest Period applicable thereto.
Not later than 12:00 noon (New York City time) on the Closing Date, each Lender shall make available its Loans in funds immediately available to the Administrative Agent at its address specified pursuant to Section 10.1.
2.9.    Conversion and Continuation of Outstanding Borrowings; Maximum Number of Interest Periods. Base Rate Borrowings shall continue as Base Rate Borrowings unless and until such Base Rate Borrowings are converted into Term SOFR Borrowings pursuant to this Section 2.9 or are prepaid in accordance with Section 2.7. Each Term SOFR Borrowing denominated in Dollars shall continue as a Term SOFR Borrowing until the end of the then applicable Interest Period therefor, at which time such Term SOFR Borrowing shall be automatically converted into a Base Rate Borrowing unless (a) such Term SOFR Borrowing is or was prepaid in accordance with Section 2.7 or (b) the Borrower has given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Term SOFR Borrowing continue as a Term SOFR Borrowing for the same or another Interest Period; provided, that if the Borrower has failed to provide a Conversion/Continuation Notice for any Term SOFR Borrowing having a one month Interest Period, such Term SOFR Borrowing shall automatically continue as a Term SOFR Borrowing having a one month Interest Period. Subject to Section 2.6, the Borrower may elect from time to time to convert all or any part of a Base Rate Borrowing into a Term SOFR Borrowing. The Borrower shall give the Administrative Agent irrevocable notice in the form of Exhibit D-2 (a “Conversion/Continuation Notice”) of each conversion of a Base Rate Borrowing into a Term SOFR Borrowing, conversion of a Term SOFR Borrowing to a Base Rate Borrowing, or continuation of a Term SOFR Borrowing not later than 10:00 a.m. (New York City time) at least two Business Days before the date of the requested conversion or continuation, specifying:
(a)    the requested date, which shall be a Business Day, of such conversion or continuation;
(b)    the Type of the Borrowing and whether it is to be converted or continued; and

(c)    the amount of such Borrowing to be converted or continued and, in the case of a Term SOFR Borrowing, the duration of the Interest Period applicable thereto.
After giving effect to all Borrowings, all conversions of Borrowings from one Type to another and all continuations of Borrowings of the same Type, there shall be no more than four Interest Periods in effect hereunder.
Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or roll over all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.
2.10.    Interest Rates. Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made or is automatically converted into a Base Rate Loan pursuant to Section 2.9, to the date it is paid or is converted into a Term SOFR Loan pursuant to Section 2.9, at a rate per annum equal to the Base Rate for such day and the Applicable Margin. Changes in the rate of interest on each Base Rate Borrowing will take effect simultaneously with each change in the Alternate Base Rate. Each Term SOFR Loan shall bear interest on the outstanding principal amount thereof from the first day of the Interest Period applicable thereto to the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Term SOFR Loan based upon the Borrower’s selections under Sections 2.8 and 2.9 and the Applicable Margin.
2.11.    Rates Applicable After Event of Default. Notwithstanding anything to the contrary in Section 2.8, 2.9 or 2.10, during the continuance of a Default or Event of Default, the Required Lenders may, at their option, by notice from the Administrative Agent to the Borrower (which notice can be revoked at the option of the Required Lenders notwithstanding Section 10.2(b)), declare that no Borrowing may be converted into or continued as a Term SOFR Borrowing. Notwithstanding anything to the contrary in Section 2.8, 2.9 or 2.10, during the continuance of an Event of Default, at the option of the Required Lenders (or, in the case of any Bankruptcy Event, automatically), the Loans shall bear interest at the rate otherwise applicable thereto plus 2.00% per annum.
2.12.    Method of Payment; Repayment of Term Loans.
(a)    Each Loan shall be repaid, and each payment of interest thereon shall be paid, in the currency in which such Loan was made. All payments of the Obligations under this Agreement and the other Loan Documents shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at its address specified pursuant to Section 10.1, or at any other address specified in writing by the Administrative Agent to the Borrower, by noon (New York City time) on the date when due and shall (except as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Section 10.1.

(b)    The Term Loans shall be due and paid in full, together with accrued interest thereon, and any other amounts then due and owing, on the Facility Termination Date (except as (x) accelerated sooner pursuant to Section 8.2 or (y) otherwise provided in Section 3.3). The Borrower hereby unconditionally promises to pay such amounts when due.
2.13.    Evidence of Indebtedness.
(a)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Debt of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)    The Administrative Agent will also maintain accounts in which it will record (i) the amount of each Borrowing and the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
(c)    The entries maintained in the accounts maintained pursuant to Section 2.13(a) and (b) shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay the Obligations in accordance with their terms.
(d)    Any Lender may request that its Loans be evidenced by a promissory note substantially in the form of Exhibit E (each a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender each applicable Note payable to the order of such Lender in a form supplied by the Administrative Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (before any assignment pursuant to Section 10.4(b)) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (i) and (ii) of Section 2.13(b).
2.14.    Oral Notices. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Borrowings and Types of Borrowings, and to transfer funds based on oral or written requests, including Borrowing Notices and Conversion/Continuation Notices via telephone. The Administrative Agent and the Lenders may rely upon, and shall incur no liability for relying upon, any oral or written request the Administrative Agent or any Lender believes to be genuine and to have been signed, sent or made by an authorized person. Upon request by the Administrative Agent, the Borrower must promptly confirm each oral notice in writing (which may include email), authenticated by a Senior Financial Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent shall govern absent manifest error.

2.15.    Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Base Rate Loan shall be payable on each Payment Date, commencing with the first Payment Date to occur after the Closing Date, on the date of any prepayment of such Loan (whether or not as a result of acceleration) on the amount prepaid, and on the Facility Termination Date. Interest accrued on each Term SOFR Loan shall be payable on the last day of its applicable Interest Period, on the date of any prepayment of such Loan (whether or not as a result of acceleration) on the amount prepaid, and on the Facility Termination Date. Interest accrued on each Term SOFR Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued pursuant to Section 2.11 is payable on demand. Interest and fees hereunder shall be calculated for actual days elapsed on the basis of a 360-day year, except that interest computed by reference to the Alternate Base Rate shall be calculated for actual days elapsed on the basis of a 365/366-day year. All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid if payment is received before noon New York City time). If any payment of principal of or interest on a Loan becomes due on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day unless such succeeding Business Day falls in a new calendar month, in which case such interest or principal shall be payable on the immediately preceding Business Day.
2.16.    Notification of Borrowings, Interest Rates, Prepayments, and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent shall notify each Lender of the contents of each Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and Prepayment Notice received by it hereunder. The Administrative Agent shall notify each Lender of the interest rate applicable to each Term SOFR Loan promptly upon determination of such interest rate and shall give each Lender prompt notice of each change in the Alternate Base Rate.
2.17.    Lending Offices. Each Lender may book its Loans at any lending office it selects and may change its lending office from time to time. All terms of this Agreement shall apply to any such lending office, and the Loans and any Notes shall be deemed held by the relevant Lender for the benefit of any such lending office. Each Lender may, by written notice to the Administrative Agent and the Borrower in accordance with Section 10.1, designate replacement or additional lending offices through which it will make Loans and for whose account payments with respect to Loans will be made.
2.18.    Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender notifies the Administrative Agent before the date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but is not obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

2.19.    Sharing of Payments. If any Lender, by exercising any right of setoff or counterclaim or otherwise, obtains payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (x) notify the Administrative Agent of such fact, and (y) purchase (for cash at face value) participations in the Loans and such other obligations from the other Lenders, or make such other adjustments as are equitable, so that the benefit of all such payments is shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
(a)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(b)    the provisions of this Section 2.19 shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary (as to which the provisions of this Section 2.19 shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
2.20.    [Reserved].
2.21.    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.1, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.5, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.5, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.1, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.5 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.21(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions in, and consents required by, Section 10.4), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.1 or 3.5) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.4;
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.4) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 3.1 or payments required to be made pursuant to Section 3.5, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with Applicable Law; and
(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Notwithstanding anything in this Section 2.21 to the contrary, the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.6.

2.22.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under Applicable Law (collectively, “charges”), exceeds the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Loan but were not paid as a result of the operation of this Section 2.22 shall be cumulated and the interest and charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate for each day to the date of repayment, has been received by such Lender.
2.23.    Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary in this Agreement, if any Lender becomes a Defaulting Lender, then, until such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 10.2(b).
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.5 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; sixth, if so determined by the Administrative Agent, distributed to the Lenders other than the Defaulting Lender until the ratio of the Outstanding Credit Exposures of such Lenders to the Aggregate Outstanding Credit Exposure equals such ratio immediately prior to the Defaulting Lender’s failure to fund any portion of any Loans; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.1 were satisfied or waived, such payment shall be applied solely to pay the Credit Extensions of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Credit Extensions of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.23(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    [Reserved].
(iv)    [Reserved].
(v)    [Reserved].
(b)    Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that (i) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and (ii) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    [Reserved].
(d)    [Reserved].
2.24.    [Reserved].
2.25.    [Reserved].
2.26.    [Reserved].
2.27.    Incremental Term Loans.

(a)    Request for Increase. The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders) request one or more additional Term Loans (each an “Incremental Term Loan”) in an aggregate amount (for all such requests) not exceeding $100,000,000; provided that (i) any such request shall be in a minimum amount of the lesser of (x) $10,000,000 (or such lesser amount as may be approved by the Administrative Agent) and (y) the entire remaining amount of increases available under this Section 2.27 and (ii) the Borrower shall make no more than a total of four requests for Incremental Term Loans under this Section 2.27.
(b)    Incremental Lenders. An Incremental Term Loan may be provided by any existing Lender or other Person that is an Eligible Assignee (each such existing Lender or other Person that agrees to provide an Incremental Term Loan, an “Incremental Lender”); provided that each Incremental Lender shall be subject to the consent (in each case, not to be unreasonably withheld or delayed) of the Borrower and the Administrative Agent. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to provide an Incremental Term Loan pursuant to this Section 2.27, and any election to do so shall be in the sole discretion of such Lender.
(c)    Incremental Effective Date. The Administrative Agent and the Borrower shall determine the effective date for each Incremental Term Loan pursuant to this Section 2.27 (an “Incremental Effective Date”) and, if applicable, the final allocation of such Incremental Term Loan among the Persons providing it, which date shall be a Business Day at least 10 Business Days after delivery of the request pursuant to Section 2.27(a) (unless otherwise approved by the Administrative Agent) and at least 30 days before the Facility Termination Date.
(d)    Conditions to Effectiveness. Notwithstanding the foregoing, no Incremental Term Loans shall be effective with respect to any Incremental Lender unless:
(i)    no Default or Event of Default has occurred and is continuing on the Incremental Effective Date and after giving effect to such Incremental Term Loan;
(ii)    the representations and warranties in this Agreement are true and correct on and as of the Incremental Effective Date and after giving effect to such increase, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
(iii)    the Administrative Agent has received the documents required pursuant to Section 2.27 (f), as applicable; and
(iv)    the Administrative Agent has received such legal opinions and other documents reasonably requested by the Administrative Agent in connection therewith.
As of such Incremental Effective Date, upon the satisfaction of the foregoing conditions, the Administrative Agent shall record the information about the Incremental Term Loans in the Register and give prompt notice thereof to the Borrower and the Lenders (including each Incremental Lender).

(e)    [Reserved].
(f)    Incremental Term Loans.
(i)    Incremental Term Loan Amendments. The Borrower, the applicable Incremental Lender(s) and the Administrative Agent (but no other Lenders or Persons) shall enter an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, in form and substance satisfactory to the Borrower and the Administrative Agent, pursuant to which the applicable Incremental Lender(s) will provide the Incremental Term Loans. Effective as of the applicable Incremental Effective Date, subject to the terms and conditions set forth in this Section 2.27, each Incremental Term Loan shall be a Term Loan hereunder, and each Incremental Lender providing such Incremental Term Loan shall be, and have all the rights of, a Lender, for all purposes of this Agreement.
(ii)    Terms of Incremental Term Loans. Except for the Applicable Margin, upfront fees, and amortization applicable to an Incremental Term Loan and except as otherwise specifically set forth herein, all of the other terms and conditions applicable to such Incremental Term Loan shall be identical to the terms and conditions applicable to the Term Loans; provided that the average weighted life to maturity of the Incremental Term Loans shall be no shorter than the weighted average life to maturity of the Term Loans. For the avoidance of doubt, the final maturity date of any Incremental Term Loans shall be the Facility Termination Date and the Incremental Term Facility shall rank pari passu in right of payment and security with the existing Loans and shall not be secured by any collateral or supported by any guaranty other than that provided pursuant to this Agreement.
(g)    This Section 2.27 supersedes any provision in Section 2.19 or 10.2(b) to the contrary.
ARTICLE III
YIELD PROTECTION; TAXES
3.1.    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement or assessments reflected or taken into account in determining the Term SOFR Rate);

(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount), then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
3.2.    Certificates for Reimbursement; Delay in Requests. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 3.1 (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender after consideration of such factors as such Lender then reasonably determines to be relevant) and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. Failure or delay on the part of any Lender to demand compensation pursuant to Section 3.1 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to Section 3.1 for any increased costs incurred or reductions suffered more than 90 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof).

3.3.    Availability of Types of Borrowings; Adequacy of Interest Rate; Benchmark Replacement.
(a)    Availability of Term SOFR Borrowings. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, but subject to Section 3.3(b), if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Administrative Agent that the Required Lenders have determined, that:
(i)    for any reason in connection with any request for a Term SOFR Borrowing or a conversion or continuation thereof that the Adjusted Term SOFR Screen Rate for any requested Interest Period with respect to a proposed Term SOFR Borrowing does not adequately and fairly reflect the cost to such Lenders of the funding such Loans, or
(ii)    the interest rate applicable to Term SOFR Borrowings for any requested Interest Period is not ascertainable or available (including, without limitation, because the applicable Screen (or on any successor or substitute page on such screen) is unavailable) and such inability to ascertain or unavailability is not expected to be permanent, or does not adequately and fairly reflect the cost of making or maintaining Term SOFR Borrowings, then the Administrative Agent shall suspend the availability of Term SOFR Borrowings and require any affected Term SOFR Borrowings to be repaid or converted to Base Rate Borrowings at the end of the applicable Interest Period. To the extent reasonably possible, each Lender shall designate an alternate lending office with respect to its Loans to avoid the unavailability of Term SOFR Borrowings, so long as such designation is not, in the reasonable judgment of such Lender, disadvantageous to such Lender.
(b)    Benchmark Replacement.
(i)    Benchmark Transition Event; Early Opt-in Election. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided by the Administrative Agent to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)    Benchmark Replacement Conforming Changes. In connection with the use or administration of Term SOFR, or the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.3(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.3(b).
(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Screen Rate or Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove any tenor of such Benchmark that is unavailable or non-representative for any Benchmark settings and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)    Benchmark Unavailability Period. Upon notice to the Borrower by the Administrative Agent in accordance with Section 10.1 of the commencement of a Benchmark Unavailability Period and until a Benchmark Replacement is determined in accordance with this Section 3.3(b), the Borrower may revoke any request for a Term SOFR Borrowing, or any request for the conversion or continuation of a Term SOFR Borrowing to be made, converted or continued during any Benchmark Unavailability Period at the end of the applicable Interest Period, and, failing that, the Borrower will be deemed to have converted any such request at the end of the applicable Interest Period into a request for a Base Rate Borrowing or conversion to a Base Rate Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.
3.4.    Funding Indemnification. If
(a)    any payment of a Term SOFR Borrowing occurs on a date that is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise;
(b)    a Term SOFR Borrowing is not made on the date specified by the Borrower for any reason other than default by the Lenders;
(c)    a Term SOFR Borrowing is converted other than on the last day of the Interest Period applicable thereto;
(d)    the Borrower fails to borrow, convert, continue or prepay a Term SOFR Borrowing on the date specified in any notice delivered pursuant hereto; or
(e)    a Term SOFR Borrowing is assigned other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.21(b);
then the Borrower shall indemnify each Lender for such Lender’s costs, expenses and Interest Differential (as determined by such Lender) incurred as a result of such prepayment. The term “Interest Differential” means the greater of zero and the financial loss incurred by the Lender resulting from prepayment, calculated as the difference between the amount of interest such Lender would have earned (from like investments as of the first day of the Interest Period) had prepayment not occurred and the interest such Lender will actually earn (from like investments as of the date of prepayment) as a result of the redeployment of funds from the prepayment. Because of the short-term duration of any Interest Period, the Borrower agrees that the Interest Differential shall not be discounted to its present value.

The Borrower hereby acknowledges that the Borrower shall be required to pay Interest Differential with respect to any portion of the principal balance accelerated or paid before the end of the Interest Period for such Term SOFR Borrowing, whether voluntarily, involuntarily, or otherwise, including without limitation any principal payment required upon maturity when the Borrower has elected an Interest Period that extends beyond the scheduled maturity date of such Loan and any principal payment required following default, demand for payment, acceleration, collection proceedings, foreclosure, sale or other disposition of collateral, bankruptcy or other insolvency proceedings, eminent domain, condemnation, application of insurance proceeds, or otherwise. Such Interest Differential shall at all times be an Obligation as well as an undertaking by the Borrower to the Lenders whether arising out of a voluntary or mandatory prepayment.
A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 3.4 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
3.5.    Taxes.
(a)    Defined Terms. For purposes of this Section 3.5, the term “Applicable Law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.5) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by Loan Parties. The Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.5) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 3.5(e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.5, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.5(g)(ii)(A), (B) and (D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, if the Borrower is a U.S. Borrower,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as is requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or F-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as is requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 3.5(g)(ii)(D), “FATCA” includes any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.5(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) if such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.5(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.5(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.5(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)    Survival. Each party’s obligations under this Section 3.5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
3.6.    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, or fund Loans whose interest is determined by reference to the Term SOFR Rate, or to determine or charge interest rates based upon the Term SOFR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to make, maintain or fund Loans whose interest is determined by reference to the Term SOFR Rate, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue Term SOFR Borrowings or to convert Base Rate Borrowings to Term SOFR Borrowings shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Borrowings the interest rate on which is determined by reference to the Term SOFR Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert each Term SOFR Loan of such Lender to a Base Rate Loan (the interest rate on which Base Rate Loan shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender can lawfully continue to maintain such Term SOFR Loan to such day, or immediately, if such Lender cannot lawfully continue to maintain such Term SOFR Loan, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term SOFR Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term SOFR Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.4.

ARTICLE IV
CONDITIONS PRECEDENT
4.1.    Initial Credit Extension. The Lenders shall not be required to make the initial Credit Extension unless each of the following conditions is satisfied:
(a)    The Administrative Agent shall have received executed counterparts of each of the following:
(i)    this Agreement;
(ii)    any Notes requested by a Lender pursuant to Section 2.13;
(iii)    a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) that there have been no changes in the charter document of such Loan Party, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (B) as to the bylaws, operating agreement or other organizational document, as attached thereto, of such Loan Party as in effect on the date of such certification, (C) as to resolutions of the board of directors or other governing body of such Loan Party authorizing the execution, delivery and performance of each Loan Document to which it is a party, and (D) the names and true signatures of the incumbent officers of each Loan Party authorized to sign the Loan Documents to which it is a party, and (in the case of the Borrower) authorized to request a Credit Extension;
(iv)    a certificate, signed by a Senior Financial Officer of the Borrower, stating that on the date of the initial Credit Extension (A) no Default or Event of Default has occurred and is continuing, (B) the representations and warranties in Article V are (1) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct in all respects on and as of such earlier date and (2) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct in all material respects on and as of such earlier date and (C) the conditions set forth in Sections 4.1(e), (f) and (g) are satisfied;

(v)    a good standing certificate (or analogous documentation if applicable) for each Loan Party from the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization as of a recent date, to the extent generally available in such jurisdiction; and
(vi)    a written opinion of the Loan Parties’ counsel, in form and substance acceptable to the Administrative Agent, addressed to the Lenders. The Borrower’s counsel shall be reasonably acceptable to the Administrative Agent.
(b)    [Reserved].
(c)    The Administrative Agent shall have received all fees and other amounts due and payable on or before the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
(d)    [Reserved].
(e)    There shall not have occurred a material adverse change in (i) the business, Property, liabilities (actual and contingent), operations or condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, since December 31, 2023, or (ii) the facts and information regarding such entities as represented by such entities to date.
(f)    The Administrative Agent shall have received evidence of all governmental, equity holder and third-party consents and approvals necessary in connection with the contemplated financing, all applicable waiting periods shall have expired without any action being taken by any authority that would be reasonably likely to restrain, prevent or impose any material adverse conditions on the Borrower and its Subsidiaries, taken as a whole, and no Law applies that in the reasonable judgment of the Administrative Agent could have such effect.
(g)    No action, suit, investigation or proceeding shall be pending or, to the knowledge of any Loan Party, threatened in any court or before any arbitrator or Governmental Authority that would reasonably be expected to result in a Material Adverse Change or that seeks to prevent, enjoin or delay any Credit Extension.
(h)    The Administrative Agent shall have received (i) pro forma financial statements giving effect to the initial Credit Extensions, which demonstrate, in the Administrative Agent’s reasonable judgment, together with all other information then available to the Administrative Agent, that the Borrower can repay its debts and satisfy its other obligations as and when they become due, and can comply with Section 7.8, (ii) such information as the Administrative Agent reasonably requests to confirm the tax, legal, and business assumptions made in such pro forma financial statements, and (iii) audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2023.

(i)    Upon the reasonable request of any Lender made at least 10 days before the Closing Date, the Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering Laws, including the PATRIOT Act, in each case at least five days before the Closing Date.
(j)    At least five days before the Closing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered a Beneficial Ownership Certification in relation to the Borrower.
(k)    The Administrative Agent shall have received a Borrowing Notice in accordance with the requirements hereof.
(l)    The Administrative Agent shall have received such other agreements, documents, instruments and certificates relating to the Loan Parties, the Loan Documents or the transactions contemplated hereby as are reasonably requested by the Administrative Agent and its counsel, in form and substance reasonably satisfactory to the Administrative Agent.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to the Lenders that:
5.1.    Existence and Standing.
(a)    The Guarantor is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary (except where the failure to so qualify would not constitute a Material Adverse Change).
(b)    The Borrower is a limited liability company duly organized and validly existing under the laws of the jurisdiction of its organization and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary (except where the failure to so qualify would not constitute a Material Adverse Change).
5.2.    Authorization and Validity.
(a)    The execution, delivery and performance by each Loan Party of this Agreement and the other Loan Documents to which it is or will be a party, and the receipt by the Borrower of the proceeds of initial Credit Extensions on the Closing Date, are within such Loan Party’s corporate or limited liability company powers, have been duly authorized by all necessary corporate or limited liability company action, and do not and will not contravene (i) such Loan Party’s charter, by-laws or limited liability company agreement, (ii) any Requirement of Law, or (iii) any legal or contractual restriction binding on or affecting such Loan Party; and such execution, delivery and performance do not and will not result in or require the creation of any Lien (other than pursuant to the Loan Documents) upon or with respect to any of its properties.

(b)    This Agreement is, and each other Loan Document to which such Loan Party will be a party when executed and delivered hereunder will be, legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their respective terms, subject to the qualifications, however, that the enforcement of the rights and remedies herein and therein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and that the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceedings therefor may be brought.
5.3.    Governmental Approval. No Governmental Approval is required in connection with the execution, delivery or performance by such Loan Party of any Loan Document, except for certain filings as may be required by the Securities Exchange Act of 1934, as amended.
5.4.    Financial Statements. The audited consolidated balance sheets of the Guarantor and its Subsidiaries as of December 31, 2023, and the related audited consolidated statements of income of the Guarantor and its Subsidiaries for the fiscal year then ended copies of each of which have been furnished to each Bank, fairly present the consolidated financial condition of the Guarantor and its Subsidiaries as at such dates and the consolidated results of operations of the Guarantor and its Subsidiaries for the periods ended on such dates, all in accordance, in all material respects, with GAAP.
5.5.    Material Adverse Change. Since December 31, 2023, except as disclosed in the Guarantor’s Report on Form 10-K for the year ended December 31, 2023 (but excluding any risk factors, forward-looking disclosures and any other disclosures that are cautionary, predictive or forward-looking in nature), there has been no event or circumstance that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Change.
5.6.    Taxes. Such Loan Party has filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or, such Loan Party is contesting in good faith by appropriate proceedings an assertion of liability based on such returns and has provided adequate reserves for payment thereof in accordance with GAAP.
5.7.    Litigation and Contingent Obligations. Except as disclosed in the Guarantor’s Report on Form 10-K for the year ended December 31, 2023 (but excluding any risk factors, forward-looking disclosures and any other disclosures that are cautionary, predictive or forward-looking in nature), there is no pending or threatened action or proceeding affecting the Guarantor or any of its Significant Subsidiaries or properties before any court, governmental agency or arbitrator, that might reasonably be expected to constitute a Material Adverse Change, and since December 31, 2023 there have been no material adverse developments in any action or proceeding so disclosed that might reasonably be expected to constitute a Material Adverse Change.
5.8.    ERISA. No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of the Guarantor or any of its ERISA Affiliates which would result in a liability to the Guarantor, no “prohibited transaction” has occurred with respect to any Plan of the Guarantor that is reasonably expected to result in a liability to the Guarantor and neither the Guarantor nor any of its ERISA Affiliates has incurred nor reasonably expects to incur any withdrawal liability under ERISA to any Multiemployer Plan, in each case that could reasonably be expected to constitute a Material Adverse Change.

5.9.    Accuracy of Information. As of the Closing Date, the information included in any Beneficial Ownership Certification is true and correct in all respects.
5.10.    Regulation U. No Loan Party or any Significant Subsidiary of any Loan Party is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock. After the making of the initial Credit Extension, Margin Stock will constitute less than 25 percent of the assets (as determined by any reasonable method) of the Borrower and its Significant Subsidiaries on a consolidated basis.
5.11.    Compliance with Laws. Such Loan Party and each of its Significant Subsidiaries has timely filed all material reports, documents and other materials required to be filed by it in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, and is otherwise in compliance with the requirements of all applicable laws, rules, regulations and orders of any governmental authority in respect of the conduct of its business and the ownership and operation of its properties, except in each case to the extent that the failure to comply therewith, individually or in the aggregate, could not reasonably be expected to constitute a Material Adverse Change.
5.12.    Investment Company Act. No Loan Party is an “investment company” or a company “controlled” by an “investment company”, required to be registered under the Investment Company Act of 1940, as amended.
5.13.    Anti-Corruption Laws; Sanctions. Such Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Loan Party, its Subsidiaries and their respective officers and directors and, to the knowledge of such Loan Party, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in such Loan Party being designated as a Sanctioned Person. None of (i) such Loan Party, any of its Subsidiaries or, to the knowledge of such Loan Party or any of its Subsidiaries, any of their respective directors, officers or employees, or (ii) to the knowledge of such Loan Party, any agent of such Loan Party or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Credit Extension, the use of proceeds thereof or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.
5.14.    PATRIOT Act. Neither the incurrence of the Loans hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Each Loan Party and its Significant Subsidiaries are in compliance in all material respects with the PATRIOT Act.

5.15.    Affected Financial Institution. No Loan Party is an Affected Financial Institution.
ARTICLE VI
AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated, all Obligations hereunder and under the other Loan Documents have been paid in full, each Loan Party covenants and agrees with the Lenders that:
6.1.    Financial Reporting. The Guarantor will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Administrative Agent and the Lenders:
(a)    commencing the quarter ended March 31, 2024, as soon as available and in any event within sixty days after the end of each of the first three quarters of each fiscal year of the Guarantor, a consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such quarter and consolidated statements of income and cash flows of the Guarantor and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by a Senior Financial Officer as having been prepared in accordance (in all material respects) with GAAP; provided that delivery by the Borrower to the Administrative Agent of copies of the Guarantor’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for any quarter shall satisfy the Borrower’s obligation under this Section 6.1(a) with respect to such quarter;
(b)    commencing the fiscal year of the Guarantor ended December 31, 2024, as soon as available and in any event within 120 days after the end of each fiscal year of the Guarantor, a copy of the audited consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such fiscal year and consolidated statements of income, retained earnings and cash flows of the Guarantor and its Subsidiaries for such fiscal year, such consolidated statements to be accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; provided that delivery by the Borrower to the Administrative Agent of copies of the Guarantor’s annual Form 10-K filed with the Securities and Exchange Commission for any year shall satisfy the Borrower’s obligation under this Section 6.1(b) with respect to such year; and
(c)    concurrently with the delivery of the financial statements referred to in subsections (a) and (b) above, a Compliance Certificate signed by two Senior Financial Officers (x) stating whether a Default or Event of Default has occurred and is continuing on the date of such certificate, and if a Default or an Event of Default has then occurred and is continuing, specifying the details thereof and the action that the Borrower or the Guarantor, as applicable, has taken or proposes to take with respect thereto, (y) setting forth in reasonable detail calculations demonstrating compliance with Section 7.8 and (z) stating whether any change in GAAP or the application thereof has occurred since the date of the audited financial statements referred to in Section 5.4 and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

Any financial statement required to be furnished pursuant to Section 6.1(a) or (b) shall be deemed to have been furnished on the date on which the Lenders receive notice from the Borrower that the Borrower has filed such financial statement with the U.S. Securities and Exchange Commission and is available on the EDGAR website on the Internet at www.sec.gov or any successor government website that is freely and readily available to the Administrative Agent and the Lenders without charge. The Borrower will give notice of any such filing to the Administrative Agent (who will then give notice of any such filing to the Lenders). Notwithstanding the foregoing, the Borrower will deliver paper or electronic copies of any such financial statement to the Administrative Agent if the Administrative Agent requests the Borrower to furnish such paper or electronic copies until written notice to cease delivering such paper or electronic copies is given by the Administrative Agent.
If any information required to be furnished to the Lenders under this Section 6.1 is required by Applicable Law to be filed by the Borrower with a government body on an earlier date, then the information required hereunder must be furnished to the Lenders at such earlier date.
6.2.    Use of Proceeds. Each Loan will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions hereunder solely for the Borrower’s general corporate purposes including to refinance other indebtedness, and not to (y) finance any Hostile Acquisition or (z) purchase or carry any Margin Stock in violation of Federal Reserve Board Regulations T, U or X.
6.3.    Notice of Material Events. Each Loan Party will, and will cause each Subsidiary to, give notice to the Administrative Agent and each Lender of the occurrence of any of the following:
(a)    as soon as possible and in any event within five Business Days after the occurrence of any Default or Event of Default continuing on the date of such statement, a statement of a Senior Financial Officer setting forth details of such Default or Event of Default and the action that such Loan Party proposes to take with respect thereto;
(b)    promptly after any such Loan Party becomes aware of the occurrence thereof, notice of all actions, suits, proceedings or other events (i) of the type described in Section 5.7 or (ii) for which the Administrative Agent and the Lenders will be entitled to indemnity under Section 10.3(b);
(c)    as soon as possible and in any event within 10 days after any ERISA Event with respect to any Plan of the Guarantor or any ERISA Affiliate of the Guarantor has occurred, a statement of a Senior Financial Officer describing such ERISA Event and the action, if any, which the Guarantor or such ERISA Affiliate proposes to take with respect thereto;

(d)    promptly after receipt thereof by the Guarantor or any of its ERISA Affiliates from the PBGC copies of each notice received by the Guarantor or such ERISA Affiliate of the PBGC’s intention to terminate any Plan of the Guarantor or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;
(e)    promptly after receipt thereof by the Guarantor or any ERISA Affiliate of the Guarantor from a Multiemployer Plan sponsor, a copy of each notice received by the Guarantor or such ERISA Affiliate concerning the imposition or amount of withdrawal liability in an aggregate principal amount of at least $5,000,000 pursuant to Section 4202 of ERISA in respect of which the Guarantor or such ERISA Affiliate is reasonably expected to be liable;
(f)    promptly after requested, such documents or governmental reports or filings relating to any Plan as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request;
(g)    promptly after the sending or filing thereof, copies of all such proxy statements, financial statements, and reports which the Guarantor sends to its public security holders (if any), and, to the extent not publicly accessible through the Securities and Exchange Commission’s or the Guarantor’s website, copies of all regular, periodic and special reports, and all registration statements and periodic or special reports, if any, which the Guarantor or any Subsidiary of the Guarantor files with the Securities and Exchange Commission or any other Governmental Authority which may be substituted therefor;
(h)    as soon as possible and in any event within five days after any Senior Financial Officer obtains actual knowledge of the occurrence thereof, notice of any change in the information provided in any Beneficial Ownership Certification delivered to any Lender by Borrower that would result in a change to the list of beneficial owners identified in such certification; and
(i)    promptly after requested, such other information respecting the business, properties, results of operations, prospects, revenues, condition or operations, financial or otherwise, of such Loan Party or any of its Subsidiaries as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.
Each notice delivered under this Section 6.3 must be accompanied by a statement of a Senior Financial Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
6.4.    Preservation of Existence. Each Loan Party will preserve and maintain, and cause each of the Utilities to preserve and maintain, its corporate or limited liability company existence (except in a transaction permitted by Section 7.3), material rights (statutory and otherwise) and franchises; provided, however, that neither any Loan Party nor any of the Utilities shall be required to preserve and maintain any such right or franchise, unless the failure to do so would constitute a Material Adverse Change.
6.5.    Payment of Taxes and Obligations. Each Loan Party will, and will cause each Subsidiary to, pay and discharge, and cause each of its Domestic Subsidiaries to pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges, royalties or levies imposed upon it or upon its property except, in the case of taxes, to the extent such Loan Party or such Domestic Subsidiary is contesting the same in good faith and by appropriate proceedings and has set aside adequate reserves for the payment thereof in accordance with GAAP, unless the failure to do so would not constitute a Material Adverse Change.

6.6.    Insurance. Each Loan Party will, and will cause each Subsidiary to, maintain, or cause to be maintained, insurance or other risk management programs covering such Loan Party and each of its Subsidiaries and their respective properties in effect at all times in such amounts and covering such risks and using such means as are usual and customary for companies of a similar size (based on the aggregate book value of such Loan Party’s assets, as determined on a consolidated basis in accordance with GAAP), engaged in similar businesses and owning similar properties, either with reputable insurance companies or, in whole or in part, by establishing reserves of one or more insurance funds or other risk management mechanisms, either alone or with other corporations or associations, unless the failure to do so would not constitute a Material Adverse Change.
6.7.    Compliance with Laws, etc. Each Loan Party will, and will cause each Subsidiary to, comply, and cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including without limitation such laws, rules, regulations and orders relating to zoning, environmental protection, use and disposal of Hazardous Substances, land use, ERISA, construction and building restrictions, and employee safety and health matters relating to business operations, the non-compliance with which would constitute a Material Adverse Change.
6.8.    Maintenance of Properties. Each Loan Party will, and will cause each Subsidiary to, do all things necessary to maintain, and cause each of its Subsidiaries to maintain, good and marketable title to, and preserve, maintain, develop, and operate in substantial conformity with all laws and material contractual obligations, all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not constitute a Material Adverse Change.
6.9.    Books and Records; Inspection.
(a)    Each Loan Party will, and will cause each Subsidiary to, keep, and cause its Subsidiaries to keep, proper records and books of account, in which full and correct entries shall be made of all financial transactions of such Loan Party and its Subsidiaries and the assets and business of such Loan Party and its Subsidiaries, in accordance with GAAP, except where the failure to do so would not constitute a Material Adverse Change.
(b)    Each Loan Party at any time and from time to time, upon reasonable notice, permit or arrange for the Administrative Agent, the Lenders and their respective agents and representatives to examine and make copies of and abstracts from the records and books of account of, and the properties of, such Loan Party and each of its Subsidiaries, and to discuss the affairs, finances and accounts of such Loan Party and its Subsidiaries with the Borrower and its Subsidiaries and their respective officers, directors and accountants, which inspection shall be at the reasonable expense of the Borrower if a Default or Event of Default has occurred and is continuing.

6.10.    Further Assurances. At the expense of the Borrower, each Loan Party will promptly execute and deliver, or cause to be promptly executed and delivered, all further instruments and documents, and take and cause to be taken all further actions, that may be necessary or that the Required Lenders through the Administrative Agent may reasonably request to enable the Lenders and the Administrative Agent to enforce the terms and provisions of this Agreement and to exercise their rights and remedies hereunder or under any other Loan Document. In addition, such Loan Party will use all reasonable efforts to duly obtain Governmental Approvals required in connection with the Loan Documents from time to time on or prior to such date as the same may become legally required, and thereafter to maintain all such Governmental Approvals in full force and effect.
6.11.    Sanctions, Anti-Corruption and PATRIOT Act Compliance. Each Loan Party will, and will cause each of its Subsidiaries to, (a) refrain from doing business in a Sanctioned Country or with a Sanctioned Person in violation of any Sanctions, (b) provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the PATRIOT Act and the Beneficial Ownership Regulation, (c) comply with all applicable Sanctions and Anti-Corruption Laws and (d) maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
ARTICLE VII
NEGATIVE COVENANTS
Until the Commitments have expired or been terminated, all Obligations hereunder and under the other Loan Documents have been paid in full, each Loan Party covenants and agrees with the Lenders that:
7.1.    Liens, etc. Such Loan Party shall not create, incur, assume, or suffer to exist, or permit any of its Subsidiaries to create, incur, assume, or suffer to exist, any lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any kind, or any other type of arrangement intended or having the effect of conferring upon a creditor a preferential interest upon or with respect to any of its properties of any character (including, without limitation, accounts) (any of the foregoing being referred to herein as a “Lien”), excluding, however, from the operation of the foregoing restrictions the Liens created under the Loan Documents and the following:
(a)    Liens for taxes, assessments or governmental charges or levies to the extent not past due;
(b)    Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar Liens arising in the ordinary course of business securing obligations which are not overdue and which have been in existence less than ninety days, or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

(c)    pledges or deposits to secure obligations under workmen’s compensation laws or similar legislation, to secure public or statutory obligations of the Guarantor or any Subsidiary, or to secure the utility obligations of any such Subsidiary incurred in the ordinary course of business;
(d)    (i) purchase money Liens upon or in property now owned or hereafter acquired by the Guarantor or any of its Subsidiaries in the ordinary course of business (consistent with present practices, it being understood that for purposes of this clause, the purchase, construction or maintenance of generating facilities by the Utilities shall be deemed to be in the ordinary course of business and consistent with present practices) to secure (A) the purchase price of such property or (B) Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property to be subject to such Liens, or (ii) Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such Lien shall extend to or cover any property other than the property being acquired, constructed or improved and replacements, modifications and proceeds of such property, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;
(e)    Liens on the capital stock of any of the Guarantor’s single-purpose Subsidiaries or any such Subsidiary’s assets to secure the repayment of project financing or Nonrecourse Debt for such Subsidiary;
(f)    attachment, judgment or other similar Liens arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings or the payment of which is covered in full (subject to customary deductible amounts) by insurance maintained with responsible insurance companies;
(g)    Liens securing obligations under agreements entered into pursuant to the Iowa Industrial New Jobs Training Act or any similar or successor legislation, provided that such obligations do not exceed $5,000,000 in the aggregate at any one time outstanding;
(h)    Liens created pursuant to the Mortgage Bond Indentures;
(i)    Liens on the ownership interests in, and the assets of, any Foreign Subsidiary to secure not more than $300,000,000 aggregate principal amount of Debt of any Foreign Subsidiary; provided that in the event any such Debt is not denominated in Dollars, the calculation of the Dollar equivalent amount of such Debt shall be made as of the date of the incurrence of such Lien securing such Debt;

(j)    Liens in favor of Wells Fargo Bank, National Association (or any successor thereto), as agent under the Master Credit Facility to secure the obligations of the Guarantor or the respective Utilities thereunder;
(k)    Liens incurred in connection with the sales of assets permitted in Section 7.4 (viii);
(l)    Liens incurred by the Guarantor or any of its Subsidiaries on assets of the Guarantor and its Subsidiaries to secure Nonrecourse Debt or obligations other than for borrowed money, in an aggregate principal amount not to exceed (x) in the case of the Guarantor and all its Subsidiaries other than the Utilities and their respective Subsidiaries, $100,000,000 outstanding at any one time, and (y) in the case of each Utility and its Subsidiaries, $100,000,000 outstanding at any one time
(m)    Liens on nuclear fuel granted in connection with any financing arrangement for the purpose of purchasing or leasing such nuclear fuel;
(n)    Liens constituting easements, restrictions and other similar encumbrances arising in the ordinary course of business, which in the aggregate do not materially adversely affect the Guarantor’s use of its properties;
(o)    Liens set forth in Schedule 7.1 hereto, and any extensions, renewals, refinancing or replacements of any such Liens upon or in the same property theretofore subject thereto;
(p)    Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code or similar Lien in any foreign jurisdiction on items in the course of collection and normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions; and
(q)    other Liens securing obligations of the Guarantor and its Subsidiaries not to exceed more than ten percent (10%) of the consolidated tangible assets (valued at book value) of the Guarantor and its Subsidiaries at any time.
7.2.    Transactions with Affiliates. Such Loan Party will not enter into, or permit any of its Subsidiaries to enter into, any transaction with an Affiliate of the Guarantor, unless such transaction (i) is on terms no less favorable to the Guarantor or such Subsidiary, as the case may be, than if the transaction had been negotiated in good faith on an arm’s length basis with a Person that was not an Affiliate of the Guarantor, (ii) is among wholly-owned Subsidiaries of the Guarantor or between the Guarantor and a wholly-owned Subsidiary or (iii) (A) is permitted by applicable utility or utility holding company regulations or (B) has received all required Government Approvals from each governmental authority exercising jurisdiction over any party thereto, in each case under the foregoing clause (iii) only to the extent such transaction is not materially adverse to the Lenders and the Administrative Agent.
7.3.    Mergers, Etc. Such Loan Party will not, and will not permit any Subsidiary to:

(a)    merge with or into or consolidate with or into any other Person, except the Guarantor may merge with or into or consolidate with or into any of its Subsidiaries, provided that immediately after giving effect thereto, (A) no event shall occur and be continuing that constitutes a Default or an Event of Default, (B) the Guarantor is the surviving corporation and (C) the Guarantor shall not be liable with respect to any Debt or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement or any other Loan Document on the date of such transaction; or
(b)    permit any of its Subsidiaries to merge with or into or consolidate with or into any other Person, except that any such Subsidiary may merge with or into any other Person, provided that immediately after giving effect thereto, (A) the surviving corporation is a Subsidiary of the Guarantor and if one of the parties to the merger is the Borrower, the Borrower is the survivor thereof, (B) no event shall occur and be continuing that constitutes a Default or an Event of Default and (C) neither the Guarantor nor any of its Subsidiaries shall be liable with respect to any Debt or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement or any other Loan Document on the date of such transaction. Notwithstanding anything to the contrary in the foregoing, the Borrower may merge into the Guarantor with the Guarantor as the survivor thereof so long as the Guarantor assumes all of the Obligations under the same terms as those existing under the Loan Documents. At Guarantor’s cost, prior to consummation of such merger, the Loan Parties shall have delivered to the Administrative Agent all assumption documents approved by the Administrative Agent to evidence such assumption.
7.4.    Sales, Etc., of Assets. Such Loan Party shall not sell, lease, transfer, assign or otherwise dispose of any of its assets, or permit any of its Subsidiaries to sell, lease, transfer, assign or otherwise dispose of any of its assets, except (i) sales, leases, transfers and assignments from one Subsidiary of the Guarantor to another such Subsidiary or to the Guarantor, (ii) in any transaction in which the net proceeds from such sale, lease, transfer, assignment or disposition are solely Cash and Cash Equivalents and such proceeds are (A) applied solely as a prepayment of the Term Loans pursuant to Section 2.7, or (B) applied solely to pay or prepay Debt (together with a permanent reduction of any commitments relating to such Debt) incurred by the Guarantor or any such Subsidiary in connection with the project comprising such assets, (iii) in connection with a sale and leaseback transaction entered into by any Subsidiary of the Guarantor, (iv) sales, leases, transfers and assignments of other assets representing not in excess of 25% of the consolidated tangible assets (valued at book value) of the Guarantor and its Subsidiaries in the aggregate from the Closing Date until the Facility Termination Date in any single or series of transactions, whether or not related, (v) sales, leases, transfers and assignments of worn out or obsolete equipment no longer used and useful in the business of the Guarantor and its Subsidiaries, (vi) sales, leases, transfers and assignments of other assets in the ordinary course of business, (vii) disposition of the investments made by AE Transco Investments, LLC or any successor, or the Equity Interests of AE Transco Investments, LLC or any successor thereto, (viii) dispositions of Equity Interests in or assets of any direct or indirect subsidiary of the Borrower, and (ix) sales of contracts and accounts receivable by the Utilities, Alliant Energy Corporate Services, Inc., and its Subsidiaries; provided that in each case under clauses (i) through (ix) above, no Default or Event of Default shall have occurred and be continuing after giving effect thereto; provided, further, that the Guarantor or any of its Subsidiaries may, pursuant to Section 7.1(i), pledge its ownership interests in, and the assets of, any Foreign Subsidiary to secure not more than $300,000,000 aggregate principal amount of Debt incurred by any Foreign Subsidiary; provided that in the event any such Debt is not denominated in Dollars, the calculation of the Dollar equivalent amount of such Debt shall be made as of the date of the pledge of assets or ownership interests, as the case may be, securing such Debt.

7.5.    Maintenance of Ownership of Significant Subsidiaries. Such Loan Party will not, and will not permit any Subsidiary to, sell, assign, transfer, pledge or otherwise dispose of any Equity Interests of any of its Significant Subsidiaries or any warrants, rights or options to acquire such Equity Interests, or permit any of its Significant Subsidiaries to issue, sell or otherwise dispose of any shares of its Equity Interests or any warrants, rights or options to acquire such capital stock, except (and only to the extent) as may be necessary to give effect to a transaction permitted by Section 7.3. Notwithstanding the foregoing, the Guarantor or any of its Subsidiaries may, pursuant to Section 7.1(i), pledge its ownership interests in, and the assets of, any Foreign Subsidiary to secure not more than $300,000,000 aggregate principal amount of Debt incurred by any Foreign Subsidiary; provided that in the event any such Debt is not denominated in Dollars, the calculation of the Dollar equivalent amount of such Debt shall be made as of the date of the pledge of assets or ownership interests, as the case may be, securing such Debt.
7.6.    Restrictive Agreements. Such Loan Party will not directly or indirectly, enter into, incur or permit to exist, or permit the Utilities to enter into or permit to exist, any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Utility to declare or pay dividends; provided that the foregoing limitations do not apply to (i) financial covenants that require the maintenance of a minimum net worth or compliance with financial tests as conditions to the ability to pay dividends or make other distributions with respect to capital stock or otherwise; (ii) restrictions that arise only if dividends on preferred stock have not been paid; and (iii) limitations or restrictions imposed by law or in regulatory proceedings.
7.7.    Sanctions; Anti-Corruption Laws. No Loan Party will request any Credit Extension, and no Loan Party shall use, and shall ensure that none of its Subsidiaries nor its or their respective directors, officers, employees and agents shall use, or lend, contribute or otherwise make available, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto (including any Person participating in the Loans, whether as Administrative Agent, Arranger, Lender, underwriter, advisor, investor, or otherwise).
7.8.    Capitalization Ratio. Such Loan Party will not permit the ratio of Consolidated Debt of the Guarantor to Consolidated Capital of the Guarantor to exceed 0.65 to 1.00.
ARTICLE VIII
DEFAULTS AND REMEDIES

8.1.    Events of Default. If any of the following events (each, an “Event of Default”) shall occur and be continuing after the applicable grace period and notice requirement (if any):
(a)    The Borrower shall fail to pay any principal of any Borrowing when the same becomes due and payable; or
(b)    The Borrower shall fail to pay any interest on any Borrowing or any other amount due under this Agreement for five days after the same becomes due; or
(c)    Any representation or warranty made by or on behalf of any Loan Party in any Loan Document or in any certificate or other writing delivered pursuant thereto shall prove to have been incorrect in any material respect when made or deemed made; or
(d)    Any Loan Party shall fail to perform or observe any term or covenant on its part to be performed or observed contained in Section 6.3(a), Section 6.4 or Article VII (other than Section 7.2 thereof); or
(e)    Any Loan Party shall fail to perform or observe any other term or covenant on its part to be performed or observed contained in this Agreement or in any other Loan Document, and any such failure shall remain unremedied for a period of thirty days after the earlier of (i) actual knowledge by such Loan Party thereof, and (ii) receipt of written notice thereof by the Borrower and the Guarantor from the Administrative Agent; or
(f)    Any Loan Party or any of its Domestic Subsidiaries shall fail to make any payment in respect of any of its Debt other than Nonrecourse Debt, including any interest or premium thereon (but excluding Debt hereunder) aggregating $100,000,000 or more when due under documents related to such Debt (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to such Debt, or any other event (other than (x) any event that permits holders of any Debt constituting convertible indebtedness of the Guarantor to convert such Debt or (y) the conversion of any Debt constituting convertible indebtedness of the Guarantor, in either case, into common stock of Guarantor (or other securities or property following a merger event, reclassification or other change of the common stock of Guarantor), cash or a combination thereof, and (z) any termination of any related swap or hedging instrument), shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment) or redeemed prior to the stated maturity thereof as a result of a default or other similar adverse event; or
(g)    Any Loan Party or any of the Utilities shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of the Utilities seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of a proceeding instituted against any Loan Party or any of the Utilities, either such proceeding shall remain undismissed or unstayed for a period of sixty days or any of the actions sought in such proceeding (including without limitation the entry of an order for relief against any Loan Party or such Utility or the appointment of a receiver, trustee, custodian or other similar official for any Loan Party or such Utility or any of its property) shall occur; or any Loan Party or any of the Utilities shall take any corporate or other action to authorize any of the actions set forth above in this Section 8.1(g); or

(h)    Any judgment or order for the payment of money equal to or in excess of $100,000,000 shall be rendered against any Loan Party or any of its Direct Subsidiaries (including, without limitation, the Utilities) or their respective properties and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such amount shall be calculated after deducting from the sum so payable any amount of such judgment or order that is covered by a valid and binding policy of insurance in favor of the applicable Loan Party or such Direct Subsidiary from an insurer that is rated at least “A” by A.M. Best Company, which policy covers full payment thereof and which insurer has been notified, and has not disputed the claim made for payment, of such amount of such judgment or order; or
(i)    Any material provision of any Loan Document to which any Loan Party is a party shall for any reason cease to be valid and binding on the applicable Loan Party or any Loan Party shall so assert in writing; or
(j)    Any Governmental Approval required in connection with the execution, delivery and performance of the Loan Documents shall expire or be rescinded, revoked, otherwise terminated, or amended or modified in any manner that is materially adverse to the interests of the Lenders and the Administrative Agent; or
(k)    Any ERISA Event shall have occurred with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in a material liability to any Loan Party, and, thirty days after notice thereof shall have been given to such Loan Party by the Administrative Agent or any Lender, such ERISA Event shall still exist; or
(l)    The Guarantor shall cease to own 100% of the common equity interests of either of the Utilities; (ii) any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall either (A) acquire beneficial ownership of more than 50% of any outstanding class of common stock of the Guarantor having ordinary voting power in the election of directors of the Guarantor or (B) obtain the power (whether or not exercised) to elect a majority of the Guarantor’s directors, (iii) the Board of Directors of the Guarantor shall not consist of a majority of Continuing Directors or (iv) the Guarantor shall cease to own, directly or indirectly, 100% of the Equity Interests of the Borrower (except through a transaction permitted by Section 7.3), free and clear of any Liens.

8.2.    Acceleration; Remedies.
(a)    If any Bankruptcy Event occurs:
(i)    the obligations of the Lenders to make Loans shall automatically terminate; and
(ii)    the Obligations under this Agreement and the other Loan Documents shall immediately become due and payable without any election or action by the Administrative Agent or any Lender.
(b)    If any other Event of Default occurs, the Administrative Agent may, and at the request of the Required Lenders shall, take any or all of the following actions:
(i)    terminate the Commitments; and
(ii)    declare the Obligations under this Agreement and the other Loan Documents to be due and payable, whereupon the Obligations under this Agreement and the other Loan Documents shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.
(c)    [Reserved].
(d)    [Reserved].
(e)    Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise all rights and remedies under the Loan Documents and enforce all other rights and remedies under Applicable Law.
8.3.    Application of Funds. After the exercise of remedies provided for in Section 8.2 (or after the Obligations under this Agreement and the other Loan Documents have automatically become immediately due and payable as set forth in Section 8.2(a)), the Administrative Agent shall apply any amounts it receives on account of the Obligations in the following order:
(a)    first, to payment of fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
(b)    second, to payment of fees, indemnities and other reimbursable expenses (other than principal, interest, and fees) payable to the Lenders (including fees, charges and disbursements of counsel to the Lenders as required by Section 10.3 and amounts payable under Article III);

(c)    third, to payment of accrued and unpaid fees and interest on the Loans, ratably among the Lenders in proportion to the amounts described in this Section 8.3(c) payable to them;
(d)    fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Lender-Provided Swaps, and Cash Management Services;
(e)    fifth, to payment of all other Obligations ratably among the Administrative Agent and the Lenders based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and
(f)    last, the balance, if any, to the Borrower or as otherwise required by law.
Notwithstanding anything to the contrary set forth above,
(i)    Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its Property, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth in this Section 8.3; and
(g)    Obligations arising under Lender-Provided Swaps and Cash Management Services provided by a Lender or Affiliate of a Lender other than U.S. Bank or one of its Affiliates shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent requests, from the applicable Lender (or Affiliate of a Lender) in accordance with the definition of “Obligations.” Each Affiliate of a Lender that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to Article IX for itself and its Affiliates as if a “Lender” party hereto.
ARTICLE IX
THE ADMINISTRATIVE AGENT
9.1.    Appointment and Authority. Each of the Lenders hereby irrevocably appoints U.S. Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as otherwise provided in Section 9.6(c), the provisions of this Article IX are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

9.2.    Rights as a Lender. The Person serving as the Administrative Agent hereunder has the same rights and powers in its capacity as a Lender as any other Lender and may exercise them as though it were not the Administrative Agent, and the term “Lender” or “Lenders,” unless otherwise expressly indicated or unless the context otherwise requires, includes the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.3.    Exculpatory Provisions.
(a)    The Administrative Agent has no duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder are administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)    is not subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii)    has no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as is expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent is not required to take any action that, in the opinion of the Administrative Agent or its counsel, could expose the Administrative Agent to liability or is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that could be in violation of the automatic stay under any Debtor Relief Law or that could effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)    does not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as is necessary, or as the Administrative Agent believes in good faith is necessary, under the circumstances as provided in Sections 8.2 and 10.2(b)), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower or a Lender.

(c)    The Administrative Agent is not responsible for and has no duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.4.    Reliance by Administrative Agent. The Administrative Agent may rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Credit Extension that by its terms must be fulfilled to the satisfaction of a Lender or the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent has received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.5.    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of their duties and exercise their rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and apply to their respective activities in connection with the syndication of the facilities hereunder as well as activities as Administrative Agent. The Administrative Agent is not responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.6.    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders may, in consultation with the Borrower, appoint a successor. If no such successor has been so appointed by the Required Lenders and has accepted such appointment 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as is agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but is not obligated to), on behalf of the Lenders, appoint a successor Administrative Agent; provided that in no event may any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor has been so appointed by the Required Lenders and has accepted such appointment 30 days after the Administrative Agent receives notice of its removal (or such earlier day as is agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
9.7.    Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it from time to time deems appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.8.    No Other Duties. Anything herein to the contrary notwithstanding, none of the Arrangers listed on the cover page hereof has any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender.
9.9.    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law, the Administrative Agent (irrespective of whether the principal of any Loan is then due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent has made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 10.3) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent consents to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.3.
9.10.    [Reserved].
9.11.    [Reserved].
9.12.    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (i) clause (i) of Section 9.12(a) is true with respect to a Lender or (ii) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) of Section 9.12(a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
9.13.    Erroneous Payments.

(a)    If the Administrative Agent notifies a Lender or other holder of any Obligations (each, a “Lender Party”), or any Person who has received funds on behalf of a Lender Party (any such Lender Party or other recipient, a “Payment Recipient”), that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 9.13(b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously received by, such Payment Recipient (whether or not such error is known to any Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Payment Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting Section 9.13(a), if any Payment Recipient receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) that (x) is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) such Payment Recipient otherwise becomes aware was transmitted, or received, in error (in whole or in part):
(i)    (A) in the case of immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Payment Recipient shall promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.13(b).

(c)    Each Lender Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender Party from any source, against any amount due to the Administrative Agent under Section 9.13(a) or under the indemnification provisions of this Agreement.
(d)    An Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations, except to the extent such Erroneous Payment comprises funds received by the Administrative Agent from a Loan Party for the purpose of making such Erroneous Payment.
(e)    To the extent permitted by applicable law, each Payment Recipient hereby agrees not to assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment, including without limitation any defense based on “discharge for value” or any similar doctrine, with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment.
(f)    Each party’s agreements under this Section 9.13 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments, or the repayment, satisfaction or discharge of any or all Obligations.
ARTICLE X
MISCELLANEOUS
10.1.    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.1(b)) and notices pursuant to the definition of “Obligations” (which shall be given via email in accordance with Section 10.1(b) and Exhibit C), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
(i)    if to the Borrower or the Guarantor, to it at 4902 North Biltmore Lane, Madison, Wisconsin 53718-2132 Attention: Melissa Kehoe, Treasurer, Tel: (608) 458-3124 , Email: MelissaKehoe@alliantenergy.com;
(ii)    if to the Administrative Agent, to it at 555 SW Oak Street, Portland Oregon 97204, Attention: Ginger Parks, Tel: 503-464-4812, Email: genevive.parks@usbank.com; and
(iii)    if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (or, if not given during normal business hours for the recipient, at the opening of business on the next business day for the recipient), except that notices to the Administrative Agent, a Lender under Article II shall not be effective unless and until actually received. Notices delivered through electronic communications pursuant to Section 10.1(b) shall be effective as provided in Section 10.1(b).

(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including email and internet or intranet websites) pursuant to procedures approved by the Administrative Agent or as otherwise determined by the Administrative Agent; provided that the foregoing does not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under Article II by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines. Such determination or approval may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement), or, if not sent during the normal business hours of the recipient, at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    Change of Address, etc. Any party hereto may change its address or facsimile number above by notice to the other parties hereto as provided in this Section 10.1.
10.2.    Amendments and Waivers.
(a)    No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents will impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and any Credit Extension notwithstanding an Event of Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right. All remedies in the Loan Documents or afforded by Applicable Law shall be cumulative and all shall be available to the Administrative Agent and the Lenders until (a) the Obligations have been irrevocably paid and performed in full and (b) the Lenders no longer have any commitment to provide any financial accommodations to the Borrower or any other Loan Party under any Loan Document.

(b)    Except as otherwise expressly set forth in this Agreement, no amendment, modification or waiver of any provision of this Agreement or any other Loan Document or consent to any departure therefrom by any Loan Party shall be effective unless in writing executed by the Borrower and the Required Lenders, and acknowledged by the Administrative Agent, or by the Borrower and the Administrative Agent with the consent of the Required Lenders, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent may:
(i)    extend or increase any Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Article IV or the waiver of any Default or Event of Default is not an extension or increase of any Commitment of any Lender);
(ii)    reduce the principal of, or rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly and adversely affected thereby (provided that only the consent of the Required Lenders is necessary (i) to amend Section 2.11 or to waive the obligation of the Borrower to pay interest at the rate imposed pursuant thereto or (ii) to amend any financial covenant (or any defined term directly or indirectly used therein), even if the effect of such amendment would be to reduce the rate of interest on any Loan or other Obligation or to reduce any fee payable hereunder);
(iii)    postpone any date scheduled for any payment of principal of, or interest on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender directly and adversely affected thereby;
(iv)    change Section 2.19 or 8.3 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;
(v)    [reserved];
(vi)    without the written consent of all the Lenders, release the Guarantor; or
(vii)    change any provision of this Section 10.2(b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender.
provided, further, that no such amendment, waiver or consent may amend, modify or otherwise affect the rights or duties hereunder or under any other Loan Document of the Administrative Agent unless in writing executed by the Administrative Agent in addition to the Borrower and the Lenders required above.

Notwithstanding anything herein to the contrary, no Defaulting Lender has any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) a Commitment of any Defaulting Lender may not be increased or extended, the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders requires the consent of such Defaulting Lender.
In addition, notwithstanding anything in this Section 10.2(b) to the contrary, if the Administrative Agent and the Borrower jointly identify an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower may amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the such amendment is not objected to in writing by the Required Lenders to the Administrative Agent within 10 Business Days following receipt of notice thereof.
10.3.    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the syndication of the facilities hereunder, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby are consummated), and (ii) all out of pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.3, or (B) in connection with the Loans, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b)    Indemnification by the Borrower. The Borrower shall indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) the utilization, storage, disposal, treatment, generation, transportation, release or ownership of any Hazardous Substance (A) at, upon, or under any property of any Loan Party or any of its Affiliates or (B) by or on behalf of any Loan Party or any of its Affiliates at any time and in any place, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) to the extent arising from any dispute solely among Indemnitees, other than any claims against any Indemnitee in its respective capacity or in fulfilling its role as an agent or arranger or any similar role with respect to this Agreement or the other Loan Documents, and other than any claims arising out of any act or omission on the part of the Borrower, the Guarantor, or any of their respective Subsidiaries or Affiliates. This Section 10.3(b) does not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 10.3(a) or (b) to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this Section 10.3(c) are subject to Section 10.11.
(d)    Waiver of Consequential Damages, etc. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)    Payments. All amounts due under this Section 10.3 are payable promptly after demand therefor.
(f)    Survival. Each party’s obligations under this Section 10.3 shall survive the termination of the Loan Documents and payment of the obligations hereunder.
10.4.    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.4(b), (ii) by way of participation in accordance with the provisions of Section 10.4(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.4(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.4(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in Section 10.4(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in Section 10.4(b)(i)(A) the aggregate amount of Commitment (which for this purpose includes Loans outstanding thereunder) or, if such Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment or (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $10,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by Section 10.4(b)(i)(B) and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it objects thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the credit facilities hereunder; and
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment may be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender, would constitute a Defaulting Lender or a Subsidiary thereof.
(vi)    No Assignment to Natural Persons. No such assignment may be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, if any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under Applicable Law without compliance with the provisions of this Section 10.4(b)(vii), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.4(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.1 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender shall constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.4(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.4(d).
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States of America a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights or obligations under this Agreement (including all or a portion of its Commitment or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.3(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.2(b)(i) through (viii) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.4, and 3.5 (subject to the requirements and limitations therein, including the requirements under Section 3.5(g) (it being understood that the documentation required under Section 3.5(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.4(b); provided that such Participant (x) agrees to be subject to the provisions of Section 2.21 as if it were an assignee under Section 10.4(b); and (y) shall not be entitled to receive any greater payment under Section 3.1 or 3.5, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.21 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.5 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.19 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender has any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) has no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment may release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

10.5.    Setoff. In addition to, and without limitation of, any rights of the Lenders under Applicable Law, if the Borrower becomes insolvent, however evidenced, or any Event of Default occurs and is continuing, the Borrower authorizes each Lender and each of their respective Affiliates, with the prior written consent of the Administrative Agent, to offset and apply all deposits, credits and deposit accounts (including all account balances, whether provisional or final and whether or not collected or available) of the Borrower with such Lender or any of its Affiliates (“Deposits”) toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, are contingent or unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such Deposit, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to such Lender or the Lenders; provided that if any Defaulting Lender exercises such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.23(d) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
10.6.    Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.
10.7.    Survival. All covenants, agreements, representations and warranties made by any Loan Party in any Loan Document or other documents delivered in connection therewith or pursuant thereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery hereof and thereof and the making of the Credit Extensions, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation remains unpaid or unsatisfied and so long as the Commitments have not expired or been terminated. The provisions of Sections 3.1, 3.2, 3.4, 10.3, and 10.7 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the payment in full of the Obligations and the Commitments or the termination of any Loan Document or any provision thereof.

10.8.    Governmental Regulation. Anything in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.
10.9.    Headings. Section headings in the Loan Documents are for convenience of reference only and shall not govern the interpretation of any of the provisions of the Loan Documents.
10.10.    Entire Agreement. The Loan Documents embody the entire agreement and understanding between the Loan Parties, the Administrative Agent and the Lenders and supersede all prior agreements and understandings between the Loan Parties, the Administrative Agent and the Lenders relating to the subject matter thereof other than those in any fee letter entered into in connection with the transaction that is the subject of this Agreement, which shall survive and remain in full force and effect during the term of this Agreement.
10.11.    Several Obligations. The obligations of the Lenders hereunder are several and not joint and no Lender is the partner or agent of any other (except to the extent the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.
10.12.    Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.
10.13.    Treatment of Certain Information.
(a)    Confidentiality. Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information, except that Information may be disclosed
(i)    to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential);
(ii)    to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners);
(iii)    to the extent required by Applicable Laws or by any subpoena or similar legal process;
(iv)    to any other party hereto;

(v)    in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder;
(vi)    subject to an agreement containing provisions substantially the same as those of this Section 10.13(a), to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder;
(vii)    on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities contemplated hereby or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities hereunder;
(viii)    with the consent of the Borrower; or
(ix)    to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 10.13(a) or (B) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower who did not acquire such information as a result of a breach of this Section 10.13(a).
In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, the Arrangers, or any Lender in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section 10.13(a), “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.13(a) shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
(b)    Public Information. The Borrower hereby acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the materials and information provided by or on behalf of the Borrower hereunder and under the other Loan Documents (collectively, “Borrower Materials”) that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of U.S. federal and state securities Laws (provided that to the extent that such Borrower Materials constitute Information, they shall be subject to Section 10.13(a)); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the applicable electronic submission system (e.g., DebtX) designated “Public Side Information”; and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the applicable electronic submission system (e.g., DebtX) not designated “Public Side Information.” Each Public Lender will designate one or more representatives that shall be permitted to receive information that is not designated as being available for Public Lenders.

10.14.    Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) for the repayment of the Credit Extensions.
10.15.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (a)(i) no fiduciary, advisory or agency relationship between the Borrower and its Subsidiaries and the Arrangers, the Administrative Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Arrangers, the Administrative Agent or any Lender has advised or is advising the Borrower or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Arrangers, the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Arrangers, the Administrative Agent and the Lenders, on the other hand, (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b)(i) each of the Arrangers, the Administrative Agent, and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person; (ii) none of the Arrangers, the Administrative Agent, and the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Arrangers, the Administrative Agent, and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Arrangers, the Administrative Agent, and the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against any of the Arrangers, the Administrative Agent, and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.16.    PATRIOT Act. Each Lender subject to the PATRIOT Act hereby notifies the Borrower and each other Loan Party that, pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the PATRIOT Act.
10.17.    Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article IV, this Agreement shall become effective when it has been executed by the Administrative Agent, and when the Administrative Agent has received counterparts hereof that, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
10.18.    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including E-SIGN, the New York State Electronic Signatures and Records Act, or any other similar state laws based on UETA.
10.19.    Document Imaging; Telecopy and PDF Signatures; Electronic Signatures. Without notice to or consent of any Loan Party, the Administrative Agent and each Lender may create electronic images of any Loan Documents and destroy paper originals of any such imaged documents. Such images have the same legal force and effect as the paper originals and are enforceable against the Borrower and any other parties thereto. The Administrative Agent and each Lender may convert any Loan Document into a “transferrable record” as such term is defined under, and to the extent permitted by, UETA, with the image of such instrument in the Administrative Agent’s or such Lender’s possession constituting an “authoritative copy” under UETA. If the Administrative Agent agrees, in its sole discretion, to accept delivery by telecopy or PDF of an executed counterpart of a signature page of any Loan Document or other document required to be delivered under the Loan Documents, such delivery will be valid and effective as delivery of an original manually executed counterpart of such document for all purposes. If the Administrative Agent agrees, in its sole discretion, to accept any electronic signatures of any Loan Document or other document required to be delivered under the Loan Documents, the words “execution,” “signed,” and “signature,” and words of like import, in or referring to any document so signed will deemed to include electronic signatures and/or the keeping of records in electronic form, which will be of the same legal effect, validity and enforceability as a manually executed signature and/or the use of a paper-based recordkeeping system, to the extent and as provided for in any applicable law, including UETA, E-SIGN, or any other state laws based on, or similar in effect to, such acts. The Administrative Agent and each Lender may rely on any such electronic signatures without further inquiry.

10.20.    Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
10.21.    Jurisdiction. The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such state court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.
10.22.    Waiver of Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 10.21. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
10.23.    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement shall affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
10.24.    WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
10.25.    [Reserved].

10.26.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
10.27.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

10.28.    Amendment and Restatement. The Loan Parties, the Lenders and the Administrative Agent agree that, upon (i) the execution and delivery of this Agreement by each of the parties hereto and (ii) satisfaction (or waiver by the aforementioned parties) of the conditions precedent set forth in Section 4.1, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation of the Existing Credit Agreement or the Debt created thereunder. The commitments to extend credit of each Lender that is a party to the Existing Credit Agreement shall, on the Closing Date, automatically be deemed amended and the only commitments to extend credit shall be those hereunder. Without limiting the foregoing, upon the effectiveness hereof: (a) all loans incurred under the Existing Credit Agreement which are outstanding on the Closing Date shall continue as Loans under (and shall be governed by the terms of) this Agreement and the other Loan Documents, (b) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, respectively, (c) all obligations constituting “Obligations” under the Existing Credit Agreement with any Lender or any Affiliate of any Lender which are outstanding on the Closing Date shall continue as Obligations under this Agreement and the other Loan Documents, (d) any “Note” under the Existing Credit Agreement shall be deemed for all purposes superseded and replaced by the Note (if any) issued to such Lender under this Agreement and (e) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit and loan exposure under the Existing Credit Agreement as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Closing Date, reflect the respective Commitment of the Lenders hereunder, and each Lender hereby waives its right to receive any compensation or reimbursement pursuant to Section 3.4 hereof for any breakage costs incurred by such Lender in connection with the sale or assignment of any Term SOFR Loans that may be required under this clause (e). Each Lender hereby confirms the Administrative Agent’s authority to enter into such additional reaffirmations of, or any amendments to, amendments and restatements of, or other modifications to, the other existing Loan Documents as the Administrative Agent shall approve in its sole discretion, in connection with the amendment and restatement of the Existing Credit Agreement so long as such amendments, restatements or other modifications do not contain any material modifications adverse to the Lenders (and, for the avoidance of doubt, such modifications may include the addition of Loan Parties and other changes that are otherwise permitted by the Administrative Agent’s authority under or with respect to such existing Loan Documents or are consistent with changes in provisions included in this Agreement as compared to the provisions of the Existing Credit Agreement).

ARTICLE XI
GUARANTY
11.1.    Guaranty. The Guarantor hereby unconditionally guarantees the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of the Obligations, including, without limitation, (i) the principal of and interest on the Loans made to, and each Note issued by, the Borrower hereunder and (ii) all other amounts payable by the Borrower or any of its Subsidiaries pursuant to this Agreement and the other Loan Documents (all of the foregoing being referred to collectively as the “Guaranteed Obligations”). Upon the failure by the Borrower, any Subsidiary or any other Person obligated for all or any part of the Obligations to pay punctually any such amount, the Guarantor agrees that it shall forthwith on demand pay such amount at the place and in the manner specified herein or the relevant Loan Document, as the case may be. The Guarantor hereby agrees that this guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.
11.2.    Guaranty Unconditional. Subject to applicable laws, the obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
(a)except as otherwise provided in Section 11.3, any extension, renewal, settlement, indulgence, compromise, waiver or release of, or with respect to, the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;
(b)any modification or amendment of or supplement to this Agreement or any other Loan Document, including, without limitation, any such amendment which may increase the amount of the Obligations guaranteed hereby;
(c)except as otherwise provided in Section 11.3, any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;
(d)any change in the corporate, partnership, limited liability company or other existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Borrower or any other guarantor of any of the Guaranteed Obligations;
(e)the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person, whether in connection herewith or in connection with any unrelated transactions (other than a claim of payment in full of the Guaranteed Obligations), provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f)the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to this Agreement or any other Loan Document, or any provision of applicable law, decree, order or regulation purporting to prohibit the payment by the Borrower or any other guarantor of the Guaranteed Obligations of any of the Guaranteed Obligations;
(g)any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Federal Bankruptcy Code;
(h)the disallowance, under Section 502 of the Federal Bankruptcy Code, of all or any portion of the claims of any of the Lenders or the Administrative Agent for repayment of all or any part of the Guaranteed Obligations; or
(i)any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever (other than a claim of payment in full of the Guaranteed Obligations), which might, but for the provisions of this Section 11.2, constitute a legal or equitable discharge of the Guarantor’s obligations hereunder or otherwise reduce, release, prejudice or extinguish its liability under this guaranty.
11.3.    Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. The Guarantor’s obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full in cash (other than any obligation that is contingent in nature at such time) at which time, subject to all the foregoing conditions, the guarantees made hereunder shall automatically terminate, and this guaranty shall be of no further force and effect as against the Guarantor. If at any time any payment of the principal of or interest on any Loan or any other amount payable by the Borrower or any other party hereunder or under any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.
11.4.    General Waivers. The Guarantor irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by the Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.
11.5.    Subordination of Subrogation; Subordination of Intercompany Indebtedness.

(a)    Until the Guaranteed Obligations have been paid in full in cash (other than any obligation that is contingent in nature at such time), the Guarantor (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waives any right to enforce any remedy which any of the Lenders or the Administrative Agent now have or may hereafter have against the Borrower, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and until such time the Guarantor waives any benefit of, and any right to participate in, any security or collateral given to the Lenders and the Administrative Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Borrower to the Lenders or the Administrative Agent. Should the Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, the Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that the Guarantor may have to the payment in full in cash of the Guaranteed Obligations until the Guaranteed Obligations are paid in full in cash (other than any obligation that is contingent in nature at such time) and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are paid in full in cash (other than any obligation that is contingent in nature at such time and that has not yet arisen). The Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the Lenders and shall not limit or otherwise affect the Guarantor’s liability hereunder or the enforceability of this guaranty, and that the Administrative Agent, the Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 11.5(a).
(b)    The Guarantor agrees that any and all claims of the Guarantor against the Borrower or any other guarantor (each an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Guaranteed Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations (other than any obligation that is contingent in nature at such time); provided that, as long as (i) no Default or Event of Default has occurred and is continuing and (ii) the Administrative Agent has not notified the Guarantor otherwise, the Guarantor may make loans to and receive payments of principal and interest from any Obligor with respect to Intercompany Indebtedness in the ordinary course of business to the extent permitted by the terms of this guaranty and the other Loan Documents. Notwithstanding any right of the Guarantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of the Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor (whether constituting part of collateral given to any Lender or the Administrative Agent to secure payment of all or any part of the Obligations or otherwise) shall be and are subordinated to the rights of the Lenders and the Administrative Agent in those assets. The Guarantor shall not have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until (i) all of the Guaranteed Obligations (other than any obligation that is contingent in nature at such time) shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document among the Borrower and the Lenders have been terminated, or (ii) this guaranty has otherwise terminated with respect to the Guarantor in accordance with Section 11.3. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to the Guarantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Guaranteed Obligations, due or to become due, until (i) such Guaranteed Obligations (other than any obligation that is contingent in nature at such time) shall have first been fully paid and satisfied (in cash) or (ii) this guaranty has otherwise terminated with respect to the Guarantor in accordance with Section 11.3. Should any payment, distribution, security or instrument or proceeds thereof be received by the Guarantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to (i) the satisfaction of all of the Guaranteed Obligations (other than any obligation that is contingent in nature at such time) and the termination of all financing arrangements pursuant to any Loan Document among the Borrower and the Lenders, or (ii) any other termination of this guaranty with respect to the Guarantor in accordance with Section 11.3, the Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Lenders and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Lenders, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Lenders. If the Guarantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same. The Guarantor agrees that until (i) the Guaranteed Obligations (other than any obligation that is contingent in nature at such time) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document among the Borrower and the Lenders have been terminated, the Guarantor will not assign or transfer to any Person (other than the Administrative Agent) any claim the Guarantor has or may have against any Obligor.
11.6.    Stay of Acceleration Waivers. To the fullest extent permitted by law, if acceleration of the time for payment of any amount payable by the Borrower under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement or any other Loan Document shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Administrative Agent.
11.7.    Taxes, Expenses of Enforcement, etc.
(a)    The Guarantor agrees to be bound by the terms and provisions of Section 3.5 (including, without limitation, the promises made and the obligations accepted by the Borrower therein), as if each reference in such Section to a “Borrower” were a reference to the Guarantor.

(b)    After the occurrence of an Event of Default, the Required Lenders shall have the right at any time during the continuance thereof to direct the Administrative Agent to commence enforcement proceedings with respect to the Guaranteed Obligations. The Guarantor agrees to reimburse the Administrative Agent and the Lenders for any reasonable costs and reasonable out of pocket expenses (including reasonable attorneys’ fees and expenses for the Administrative Agent and the Lenders; provided that the Guarantor shall have no obligation to pay for fees charges and disbursements for more than one firm of counsel acting for the Administrative Agent in each applicable jurisdiction, and one firm of counsel acting for the Lenders in each applicable jurisdiction and, in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affected Lender selected and retained by such Lender) paid or incurred by the Administrative Agent or any Lenders in connection with the collection and enforcement of amounts due under the Loan Documents, including without limitation this guaranty. The Lenders agree that this guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders and that no Lender shall have any right individually to seek to enforce or to enforce this guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders under the terms of this Agreement.
11.8.    Financial Information. The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any and all endorsers and/or other guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and the Guarantor hereby agrees that none of the Lenders or the Administrative Agent shall have any duty to advise the Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Lender or the Administrative Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Guarantor, such Lender or the Administrative Agent shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Lender or the Administrative Agent, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to the Guarantor.
11.9.    Setoff. In addition to, and without limitation of, any rights of any Lender or the Administrative Agent under applicable law, if any Event of Default occurs and is continuing, any Debt from any Lender to the Guarantor (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Guaranteed Obligations owing to such Lender, whether or not the Guaranteed Obligations, or any part thereof, shall then be due.
11.10.    Enforcement of Guaranty. The Lenders agree that this guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders and that no Lender shall have any right individually to seek to enforce or to enforce this guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders under the terms of this Agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ALLIANT ENERGY FINANCE, LLC,
as Borrower

By: /s/ Melissa Kehoe
Name: Melissa Kehoe
Title: President and Treasurer

ALLIANT ENERGY CORPORATION,
as Guarantor

By: /s/ Melissa Kehoe
Name: Melissa Kehoe
Title: Vice President and Treasurer

Signature Page to
Alliant Amended and Restated Credit Agreement (2024)

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent and Lender

By: /s/ Kevin S. Murphy
Name: Kevin S. Murphy
Title: Senior Vice President

Signature Page to
Alliant Amended and Restated Credit Agreement (2024)

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as Lender

By: /s/ Betty Chang
Name: Betty Chang
Title: Authorized Signatory

Signature Page to
Alliant Amended and Restated Credit Agreement (2024)

COBANK, ACB, as Lender

By: /s/ Kelli Cholas
Name: Kelli Cholas
Title: Assistant Corporate Secretary
Signature Page to
Alliant Amended and Restated Credit Agreement (2024)

MIZUHO BANK, LTD., as Lender

By: /s/ Edward Sacks
Name: Edward Sacks
Title: Authorized Signatory
Signature Page to
Alliant Amended and Restated Credit Agreement (2024)